       AS FILED WITH SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 2003
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                   THE CHUBB CORPORATION                                          CHUBB CAPITAL TRUST I
   (Exact name of registrant as specified in its charter)                         CHUBB CAPITAL TRUST II
                         NEW JERSEY                                              CHUBB CAPITAL TRUST III
      (State or other jurisdiction of incorporation or         (Exact name of each registrant as specified in its charter)
                        organization)
                                                                                         DELAWARE
                                                                     (State or other jurisdiction of incorporation or
                                                                             organization of each registrant)
                                                                                 (Chubb Capital Trust I)
                                                                                        38-3677366
                                                                                 (Chubb Capital Trust II)
                                                                                        36-4527365
                                                                                (Chubb Capital Trust III)
                         13-2595722                                                     36-4527366
          (I.R.S. Employer Identification Number)                        (I.R.S. Employer Identification Numbers)
                                                                                C/O THE CHUBB CORPORATION
                   15 MOUNTAIN VIEW ROAD                                          15 MOUNTAIN VIEW ROAD
                       P.O. BOX 1615                                                  P.O. BOX 1615
               WARREN, NEW JERSEY 07061-1615                                  WARREN, NEW JERSEY 07061-1615
                       (908) 903-2000                                                 (908) 903-2000
    (Address, including zip code, and telephone number,            (Address, including zip code, and telephone number,
   including area code, of registrant's principal executive      including area code, of registrants' principal executive
                           offices)                                                      offices)

                             ---------------------

                      JOANNE L. BOBER                                Please address a copy of all communications to:
         SENIOR VICE PRESIDENT AND GENERAL COUNSEL                               NICHOLAS F. POTTER, ESQ.
                   THE CHUBB CORPORATION                                         STEVEN J. SLUTZKY, ESQ.
                   15 MOUNTAIN VIEW ROAD                                           DEBEVOISE & PLIMPTON
               WARREN, NEW JERSEY 07061-1615                                         919 THIRD AVENUE
                       (908) 903-2000                                            NEW YORK, NEW YORK 10022
 (Name, address, including zip code, and telephone number,                            (212) 909-6000
      including area code, of agent for service of each
                         registrant)

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
                             ---------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                   TITLE OF EACH CLASS OF                          PROPOSED MAXIMUM              AMOUNT OF
                SECURITIES TO BE REGISTERED                   AGGREGATE OFFERING PRICE(1)   REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------------
Common Stock of The Chubb Corporation, par value $1 per
  share(3)..................................................
Debt Securities of The Chubb Corporation(4).................
Preferred Stock of The Chubb Corporation, par value $1 per
  share(5)..................................................
Depositary Shares of The Chubb Corporation(6)...............
Warrants of The Chubb Corporation(7)........................
Stock Purchase Contracts of The Chubb Corporation(8)........
Stock Purchase Units of The Chubb Corporation(9)............
Junior Subordinated Deferrable Interest Debentures of The
  Chubb Corporation(10).....................................
Preferred Securities of Chubb Capital Trust I(11)...........
Preferred Securities of Chubb Capital Trust II(11)..........
Preferred Securities of Chubb Capital Trust III(11).........
Guarantees with respect to Preferred Securities of Chubb
  Capital Trust I, Chubb Capital Trust II and Chubb Capital
  Trust III by The Chubb Corporation(12)....................
    Total...................................................    $2,500,000,000(13)(14)           $202,250
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

                                                        (Footnotes on next page)

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT AND POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Footnotes from cover page)

 (1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

 (2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933.

 (3) Includes Series B Participating Cumulative Preferred Stock Purchase Rights. Prior to the occurrence of certain events, such Rights will not be exercisable or evidenced separately from the Common Stock. Subject to note
     (13) below, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold from time to time by The Chubb Corporation, including sales upon the exercise of Warrants or delivery upon settlement of Stock Purchase Contracts. Also includes such indeterminate number of shares of Common Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Common Stock.

 (4) Subject to note (13) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time by The Chubb Corporation, including sales upon the exercise of Warrants or delivery upon settlement of Stock Purchase Contracts. Also includes such indeterminate principal amount of Debt Securities as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Debt Securities.

 (5) Subject to note (13) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold from time to time by The Chubb Corporation, including sales upon the exercise of Warrants or delivery upon settlement of Stock Purchase Contracts. Also includes such indeterminate number of shares of Preferred Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Preferred Stock.

 (6) Subject to note (13) below, there is being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event The Chubb Corporation elects to offer to the public fractional interests in Debt Securities, Junior Subordinated Deferrable Interest Debentures or shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and Debt Securities, Junior Subordinated Deferrable Interest Debentures or shares of Preferred Stock, as the case may be, will be issued to the Depositary under the Deposit Agreement. No separate consideration will be received for the Depositary Shares.

 (7) Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of Warrants as may be sold from time to time by The Chubb Corporation, representing rights to purchase Debt Securities, Preferred Stock or Common Stock. Warrants may be sold separately or with Debt Securities, Preferred Stock or Common Stock.

 (8) Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of Stock Purchase Contracts as may be sold from time to time by The Chubb Corporation, representing rights to purchase Preferred Stock or Common Stock.

 (9) Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of Stock Purchase Units as may be sold from time to time by The Chubb Corporation, representing ownership of Stock Purchase Contracts and Debt Securities, Preferred Securities, Junior Subordinated Deferrable Interest Debentures or debt obligations of third parties, including United States Treasury securities.

(10) Subject to note (13) below, there is being registered hereunder an indeterminate number of Junior Subordinated Deferrable Interest Debentures as may be sold from time to time by The Chubb Corporation.

(11) Subject to note (13) below, there is being registered hereunder an indeterminate number of Preferred Securities as may be sold severally from time to time by Chubb Capital Trust I, Chubb Capital Trust II and Chubb Capital Trust III.

(12) This registration statement is deemed to include the obligations of The Chubb Corporation under the Junior Subordinated Deferrable Interest Debentures, the related Indenture, the Trust Agreements, the Preferred Securities, the Guarantees and the Expense Agreements as described in the Registration Statement.

(13) The prospectus included herein relates to $2,500,000,000 of Securities. Such amount represents the principal amount of any Debt Securities or Junior Subordinated Deferrable Interest Debentures issued at their principal amount, the issue price rather than the principal amount of any Debt Securities or Junior Subordinated Deferrable Interest Debentures issued at an original issue discount, the liquidation preference of any Preferred Stock, the amount computed pursuant to Rule 457(c) for any Common Stock, the issue price of any Warrants, the exercise price of any offered Securities issuable upon the exercise of Warrants and the initial public offering price of any Preferred Securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(14) No separate consideration will be received for the Debt Securities, Preferred Stock, Common Stock, Junior Subordinated Deferrable Interest Debentures or the Depositary Shares issuable upon conversion of or in exchange for any securities registered hereunder that provide for conversion or exchange into such securities. No separate consideration will be received for any Junior Subordinated Deferrable Interest Debentures if issued to evidence a loan by Chubb Capital Trust I, Chubb Capital Trust II or Chubb Capital Trust III to The Chubb Corporation, or for any related Guarantee or expense agreement.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED APRIL 4, 2003

PROSPECTUS

                                  (CHUBB LOGO)
                             The Chubb Corporation

                                DEBT SECURITIES
               JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES
                                  COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

                             Chubb Capital Trust I
                             Chubb Capital Trust II
                            Chubb Capital Trust III

                        PREFERRED SECURITIES GUARANTEED
                            BY THE CHUBB CORPORATION

     By this prospectus, we may offer from time to time up to $2,500,000,000 of any combination of the securities described in this prospectus.

     We will provide specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change or update information contained in this prospectus.

     We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

     Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is           , 2003

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................   ii
Forward-Looking Statements..................................  iii
The Chubb Corporation.......................................    1
The Chubb Capital Trusts....................................    2
Use of Proceeds.............................................    4
Ratio of Consolidated Earnings to Fixed Charges.............    4
Description of Debt Securities..............................    5
Description of Junior Subordinated Debentures...............   15
Description of Capital Stock of The Chubb Corporation.......   26
Description of Depositary Shares............................   30
Description of Warrants.....................................   33
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................   35
Description of Preferred Securities.........................   36
Description of Guarantees...................................   49
Description of Corresponding Junior Subordinated
  Debentures................................................   52
Relationship Among the Preferred Securities, the
  Corresponding Junior Subordinated Debentures and the
  Guarantees................................................   55
Plan of Distribution........................................   57
Legal Opinions..............................................   58
Experts.....................................................   58
Where You Can Find More Information.........................   58
Incorporation By Reference..................................   58

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf process, we may sell the securities described in this prospectus from time to time. This prospectus provides you with a general description of the securities we may offer. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See "Incorporation by Reference."

     You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Chubb, or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Chubb since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

     References to "Chubb," "we," "us" and "our" in this prospectus are references to The Chubb Corporation and its consolidated subsidiaries.

     Chubb Capital Trust I, Chubb Capital Trust II and Chubb Capital Trust III, each of which is referred to in this prospectus as a trust and which are collectively referred to as the trusts, have no independent function other than to issue preferred securities and common securities and to purchase junior subordinated debentures as described in this prospectus. This prospectus does not contain separate financial statements for the trusts. Chubb files consolidated financial information with the SEC that will include financial information regarding the trusts.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement and the documents and information incorporated by reference in them contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These include statements relating to trends in, or representing management's beliefs about, our future strategies, operations and financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "should" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others:

     - the availability of primary and reinsurance coverage;

     - global political conditions and the occurrence of any terrorist attacks, including any nuclear, biological or chemical events;

     - the effects of ongoing military conflict in Iraq;

     - the outbreak of war other than with Iraq;

     - premium price increases and profitability or growth estimates overall or by lines of business, or geographic area and related expectations with respect to the timing and terms of any required regulatory approvals;

     - our expectations with respect to cash flow projections and investment income and with respect to other income;

     - the adequacy of loss reserves including:

      - our expectations relating to insurance losses from the September 11 attack and related reinsurance recoverables;

      - our estimates relating to ultimate asbestos liabilities and related reinsurance recoverables;

      - any impact from the bankruptcy protection sought by various asbestos producers and other related businesses;

      - developments in judicial decisions or legislative actions relating to coverage and liability for asbestos and toxic waste claims; and

      - developments in judicial decisions or regulatory actions relating to coverage and liability for mold claims;

     - the impact of the current economic climate on companies on whose behalf we have issued surety bonds, and in particular, on those companies that have experienced deterioration in creditworthiness;

     - the effects of disclosures by and investigations of public companies relating to possible accounting irregularities, practices in the energy industry and other corporate governance issues, including:

      - the effects on the energy markets and the companies that participate in them, and in particular as they may relate to concentrations of risk in our surety business;

      - the effects on the capital markets and the markets for directors and officers and errors and omissions insurance;

      - claims and litigation arising out of accounting and other corporate governance disclosures by other companies;

      - claims and litigation arising out of investment banking practices; and

      - legislative or regulatory proposals or changes, including the changes in law required under the Sarbanes-Oxley Act of 2002;

     - the occurrence of significant weather-related or other natural or human-made disasters;

     - any downgrade in our claims-paying, financial strength or credit ratings;

     - general economic conditions including:

      - changes in interest rates, market credit spreads and the performance of the financial markets, generally and as they relate to credit risks assumed by our Chubb Financial Solutions unit in particular;

      - changes in domestic and foreign laws, regulations and taxes;

      - changes in competition and pricing environments;

      - regional or general changes in asset valuations;

      - the occurrence of significant weather-related or other natural or human-made disasters;

      - the inability to reinsure certain risks economically;

      - changes in the litigation environment; and

      - general market conditions.

     We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                             THE CHUBB CORPORATION

     The Chubb Corporation is a holding company for a family of property and casualty insurance companies known informally as the Chubb Group of Insurance Companies ("Chubb Group"). Since 1882, the Chubb Group has provided property and casualty insurance to businesses and individuals around the world. At December 31, 2002, we had total assets of $34.1 billion and shareholders' equity of $6.9 billion. According to A.M. Best, the Chubb Group is the 13th largest U.S. property and casualty insurance group based on 2001 net written premiums. With more than 13,000 employees, the Chubb Group serves commercial and personal customers through 8,000 independent agents and brokers worldwide.

     Our property and casualty operations are divided into three strategic business units. Chubb Commercial Insurance offers a full range of commercial customer insurance products, including coverage for multiple peril, casualty, workers' compensation and property and marine. Chubb Commercial Insurance is known for writing niche business, where our expertise can add value for our agents, brokers and policyholders. Chubb Specialty Insurance offers a wide variety of specialized executive protection and professional liability products for privately and publicly owned companies, financial institutions, professional firms and healthcare organizations. Chubb Personal Insurance offers products for individuals with fine homes and possessions who require more coverage choices and higher limits than standard insurance policies.

     In addition to our three strategic insurance business units, in 2000 we organized Chubb Financial Solutions to engage in developing and providing risk-financing services through the capital and insurance markets. In February 2003, we announced that we are reviewing our strategic alternatives with respect to Chubb Financial Solutions.

     As a holding company, our ability to continue to pay dividends to shareholders and to satisfy our obligations, including the payment of interest and principal on debt obligations, relies on the availability of liquid assets at the holding company, which is dependent in large part on the dividend paying ability of our property and casualty insurance subsidiaries. Various state insurance laws restrict our property and casualty insurance subsidiaries as to the amount of dividends they may pay to us without the prior approval of regulatory authorities. The restrictions are generally based on net income and on certain levels of policyholders' surplus as determined in accordance with statutory accounting practices. Dividends in excess of such thresholds are considered "extraordinary" and require prior regulatory approval. The maximum dividend distribution that may be made by our property and casualty subsidiaries to us during 2003 without prior approval is approximately $445 million.

     Our principal executive offices are located at 15 Mountain View Road, Warren, New Jersey 07061-1615, and our telephone number is (908) 903-2000.

RECENT DEVELOPMENTS

     On March 24, 2003, Standard & Poor's ("S&P") lowered our long-term counterparty credit and senior debt ratings from A+ to A and removed us from CreditWatch. In the same action, S&P lowered its counterparty credit and financial strength ratings on our operating insurance companies from AA+ to AA and removed them from CreditWatch. S&P's outlook on these ratings is currently stable.

                            THE CHUBB CAPITAL TRUSTS

     We created each trust as a Delaware statutory trust pursuant to a trust agreement. We will enter into an amended and restated trust agreement for each trust, which will state the terms and conditions for the trust to issue and sell its preferred securities and common securities. We will amend and restate each trust agreement in its entirety substantially in the form filed as an exhibit to the registration statement which includes this prospectus. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the "Trust Indenture Act."

     Each trust exists for the exclusive purposes of:

     - issuing and selling to the public preferred securities, representing undivided beneficial interests in the assets of the trust;

     - issuing and selling to us common securities, representing undivided beneficial interests in the assets of the trust;

     - using the proceeds from the sale of the preferred securities and common securities to acquire a corresponding series of our junior subordinated deferrable interest debentures, which we refer to in this prospectus as the corresponding junior subordinated debentures;

     - distributing the cash payments it receives from the corresponding junior subordinated debentures it owns to you and the other holders of preferred securities and to us as the holder of common securities; and

     - engaging in other activities that are necessary, convenient, or incidental to these purposes.

     Accordingly, the corresponding junior subordinated debentures will be the sole assets of each trust, and payments under the corresponding junior subordinated debentures and a related expense agreement will be the sole revenue of each trust.

     We will own all of the common securities of each trust. The common securities of a trust will rank equally with and payments will be made pro rata with the preferred securities of the trust, except that if an event of default under a trust agreement then exists, our rights as holder of the common securities to payment of distributions and payments upon liquidation or redemption will be subordinated to your rights as a holder of the preferred securities of the trust. See "Description of Preferred Securities -- Subordination of Common Securities."

     Unless we state otherwise in a prospectus supplement, each trust has a term of approximately 45 years. A trust may also terminate earlier. The trustees of each trust will conduct its business and affairs. As holder of the common securities we will appoint the trustees. Initially, the trustees will be:

     - Bank One Trust Company, N.A., which will act as property trustee; and

     - Bank One Delaware, Inc., which will act as Delaware trustee; and

     - Two of our employees or officers, who will act as administrative trustees.

     Bank One Trust Company, N.A. as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. Bank One Trust Company, N.A. will also act as trustee under the guarantee and the junior subordinated indenture pursuant to which we will issue the corresponding junior subordinated debentures. See "Description of Junior Subordinated Debentures" and "Description of Guarantee."

     The holder of the common securities of a trust, or the holders of a majority in liquidation preference of the preferred securities, if an event of default under the trust agreement has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee of the trust. You will not have the right to vote to appoint, remove or replace the administrative trustees. Only we, as the holder of the common securities, will have those voting rights.

The duties and obligations of the trustees are governed by the applicable trust agreement. We will pay all fees and expenses related to the trusts and any offering of the preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trusts, except for payments made on the preferred securities or the common securities, subject to the guarantee.

     The principal executive office of each trust is c/o The Chubb Corporation, 15 Mountain View Road, Warren, New Jersey 07061-1615, Attention: Secretary, and the telephone number of each trust is (908) 903-2000.

                                USE OF PROCEEDS

     Unless we state otherwise in a prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus for general corporate purposes. We will include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to that offering.

                RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of consolidated earnings to fixed charges for each of the five years in the period ended December 31, 2002:

                                                   FOR THE YEAR ENDED DECEMBER 31,
                                               ---------------------------------------
                                               1998    1999    2000     2001     2002
                                               -----   -----   -----   ------   ------
Ratio of Earnings to Fixed Charges...........  16.03   10.40   11.48   0.49(1)  2.59(2)

---------------

(1) For the year ended December 31, 2001, consolidated earnings were not sufficient to cover fixed charges by $46.0 million. Consolidated earnings for the period, as defined, reflect a $635.0 million loss before income taxes from the September 11 attack in the United States and net surety bond losses before income taxes of $220.0 million arising from the bankruptcy of Enron Corp.

(2) Consolidated earnings, as defined, for the year ended December 31, 2002 reflect net losses of $700.0 million before income taxes recognized in the third and fourth quarters related to asbestos and toxic waste claims and a reduction in net surety losses of $88.0 million before income taxes resulting from the settlement of litigation related to Enron.

     For the purpose of computing the above ratios of consolidated earnings to fixed charges, consolidated earnings consist of income from continuing operations before income taxes excluding income or loss from equity investees, plus those fixed charges that were charged against income and distributions from equity investees. Fixed charges consist of interest expense before reduction for capitalized interest and the portion of rental expense (net of rental income from subleased properties) which is considered to be representative of the interest factors in the leases.

                         DESCRIPTION OF DEBT SECURITIES

     We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the debt securities. We will issue the senior debt securities in one or more series under an indenture, which we refer to as the senior indenture, as supplemented from time to time between us and Bank One Trust Company, N.A., as successor in interest to the First National Bank of Chicago, as trustee. We will issue the subordinated debt securities in one or more series under an indenture, which we refer to as the subordinated indenture, as supplemented from time to time between us and Bank One Trust Company, N.A., as successor in interest to the First National Bank of Chicago, as trustee. We refer to the senior indenture and the subordinated indenture together as the indentures.

     The following description of the terms and provisions of the debt securities and the indentures is a summary. It summarizes only those terms of the debt securities and portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are incorporated by reference as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture.

RANKING

     Our debt securities will be unsecured obligations. Our senior debt securities will rank equally with all of our other unsecured and unsubordinated obligations. Our subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt. See "-- Subordination Under the Subordinated Indenture."

     Since we are a non-operating holding company, most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from these subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. The amount of dividend distributions to us from our insurance subsidiaries may be restricted by state insurance laws and regulations as administered by state insurance departments. See "The Chubb Corporation."

     Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See "-- Subordination Under the Subordinated Indenture" and the prospectus supplement relating to any offering of subordinated debt securities.

TERMS OF THE DEBT SECURITIES

     We may issue debt securities in one or more series, through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

     You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These may include the following:

     - classification as senior or subordinated debt securities;

     - the title, designation and purchase price;

     - any limit upon the aggregate principal amount;
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     - maturity date(s) or the method of determining maturity date(s);

     - the interest rate(s), if any, and the method for calculating the interest rate(s), if any;

     - the interest payment dates and the record dates for the interest payments;

     - circumstances, if any, in which interest may be deferred;

     - dates from which interest will accrue and the method of determining those dates;

     - dates on which premium, if any, will be paid;

     - place(s) where we will pay principal, premium, if any, and interest and where you may present the debt securities for registration of transfer or exchange;

     - place(s) where notices and demands relating to the debt securities and the indentures may be made;

     - authorized denominations, if other than denominations of $1,000;

     - currency or currencies, if other than the currency of the United States, in which principal, premium, if any, and interest will be paid or in which the debt securities will be denominated;

     - if the amount of payments of principal, premium, if any, and interest on the debt securities may be determined with reference to an index and how such amounts will be determined;

     - any special United States federal income tax consequences of the debt securities;

     - any special accounting considerations applicable to the debt securities;

     - any mandatory or optional redemption terms or prepayment or sinking fund provisions;

     - any additions, modifications or deletions in the events of default or covenants specified in the indenture relating to the debt securities;

     - if other than the principal amount of debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

     - whether the debt securities will be issued in whole or in part in the form of one or more global securities;

     - whether a temporary global security is issued and the terms upon which temporary debt securities may be exchanged for definitive debt securities;

     - appointment of any trustees, authenticating or paying agent(s), transfer agent(s) or any other agents with respect to a series of debt securities;

     - the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities, cash or property of Chubb;

     - in the case of the subordinated indenture, any provisions regarding subordination; and

     - other specific terms, not inconsistent with the provisions of the indentures.

     (Section 2.3 of each indenture)

     Debt securities may also be issued under the indentures upon exercise of warrants or delivery upon settlement of Stock Purchase Contracts. See "Description of Warrants."

SPECIAL PAYMENT TERMS OF THE DEBT SECURITIES

     We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any series in the applicable prospectus supplement.
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     The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

     If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless we state otherwise in the applicable prospectus supplement, we will issue the debt securities in fully registered form without coupons and in denominations of $1,000 and integral multiples of $1,000. (Section 2.7 of each indenture)

     Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations, of a like aggregate principal amount and bearing the same interest rate. You may present debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you will be required to pay any taxes and other governmental charges as described in the indentures. We will appoint the trustees as securities registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents. (Sections 2.7 and 2.8 of each indenture)

REDEMPTION

     Unless we state otherwise in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

     Unless we state otherwise in the applicable prospectus supplement, we may, at our option and at any time, redeem any series of debt securities, in whole or in part, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest up to but not including the redemption date. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000 (or such other authorized denomination thereof). (Section
12.2 of each indenture)

     We will mail notice of any redemption of your debt securities at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption. (Section 12.2 of each indenture)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with, merge into or sell, convey or lease all or substantially all of our assets to any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, nor permit

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

any such entity to consolidate with, merge into or sell, convey or lease all or substantially all of its assets to us unless:

     - we are the surviving corporation or the successor corporation is a corporation organized under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the indentures;

     - after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default will have occurred and be continuing; and

     - Chubb or the surviving entity will have delivered to the trustee an officers' certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

     This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. This covenant also would not apply to any recapitalization transaction, a change of control of Chubb or a highly leveraged transaction unless such transaction or change of control were structured to include a merger of consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety. (Sections 9.1, 9.2 and 9.3 of each indenture)

EVENTS OF DEFAULT

     These are "Events of Default" under the indentures with respect to each series of debt securities:

     (1) failure to pay principal, or premium, if any, when due;

     (2) failure to pay any interest when due, continued for 30 days;

     (3) default in the payment of any sinking fund installment when due and payable;

     (4) failure to perform any covenant or warranty of Chubb contained in the applicable indentures for 60 days under the senior debt indenture, and 90 days under the subordinated debt indenture, after written notice;

     (5) certain events of bankruptcy, insolvency or reorganization of Chubb;
         and

     (6) any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

     If an Event of Default occurs and is continuing, the trustee may, and at the written request of holders of a majority in aggregate principal amount of the securities of each series affected by the Event of Default and upon the trustee's receipt of indemnification to its satisfaction will, proceed to protect and enforce its rights and those of the holders of such securities.

     If an Event of Default, other than an Event of Default specified in clause
(5), occurs and is continuing, with respect to the debt securities of any series, then the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series (each series acting as a separate class) may require us to repay immediately the entire principal amount of the outstanding debt securities of that series, or such lesser amount as may be provided in the terms of the securities, together with all accrued and unpaid interest and premium, if any. (Sections 5.1 and 5.10 of each indenture)

     If an Event of Default under an indenture specified in clause (4), occurs and is continuing with respect to all series of debt securities then outstanding under the relevant indenture or an Event of Default specified in clause (5) occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of all of the debt securities then outstanding under the relevant indenture (treated as one class) may require us to repay immediately the entire principal amount of the outstanding debt securities, or such lesser amount as may be provided in the terms of the securities, together with all accrued and unpaid interest. (Sections 5.1 and 5.10 of each indenture)

     Any Event of Default with respect to a particular series of debt securities under the relevant indenture may be waived by the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series, or of all the outstanding debt securities under the relevant indenture, as the case may be, except in each case a failure to pay principal of or premium, if any, or interest on such debt security. (Sections 5.1 and 5.10 of each indenture)

     The trustee will, within 90 days of the occurrence of an Event of Default that has not been cured, provide notice to the holders of any series of debt securities effected. The trustee may withhold notice to the holders of any default, except in the payment of principal of or interest or premium on, or sinking fund payment in respect of, the securities, if the trustee considers it in the interest of the holders to do so. (Section 5.11 of each indenture)

     We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture. (Section 3.5 of each indenture)

MODIFICATION OF THE INDENTURES

     We may generally amend the indenture with the consent of the holders of a majority in aggregate principal amount of debt securities affected by the amendment. However, we may not amend the indentures without the consent of each holder affected, in order to, among other things:

     - extend the final maturity of any debt security;

     - reduce the principal amount of any debt security;

     - reduce the rate or extend the time of payment of interest on any debt security;

     - reduce the amount payable on redemption of any debt security, or reduce the amount of principal of an original issue discount debt security that would be due and payable on an acceleration of the maturity of such debt security or the amount of such debt security provable in bankruptcy;

     - change the currency of payment of principal of or interest on any debt security;

     - extend the time or reduce the amount of any payment to any sinking fund or analogous obligation relating to any debt security;

     - impair or affect the right of any security holder to institute suit for payment on such security or any right of repayment at the option of the security holder;

     - reduce the percentage of debt securities of any series that must consent to an amendment to an indenture;

     - reduce the percentage of debt securities of any series necessary to consent to waive any past default under an indenture to less than a majority; or

     - modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders of debt securities, except to increase the percentage of holders or to provide that provisions of the indenture cannot be modified or waived without the consent of the holder of each affected debt security. (Section 8.2 of each indenture)

     A supplemental indenture which changes or eliminates any covenant or other provision of an indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will not affect the rights under the indenture of the holders of the debt securities of any other series. (Section 8.2 of each indenture)

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     We and the trustee may amend the indentures without the consent of any holder of debt securities in order to:

     - secure any debt securities issued under such indenture;

     - provide for the succession of another corporation and assumption of our obligations in the case of a merger or consolidation;

     - add to the covenants of Chubb or add additional events of default;

     - cure ambiguities, defects or inconsistencies, provided that such action does not adversely affect any holders of securities issued under such indenture;

     - establish the form and terms of debt securities of any series;

     - provide for a successor trustee with respect to one or more series of securities issued under such indenture or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

     - permit or facilitate the issuance of securities in bearer form or provide for uncertificated securities to be issued under such indenture; or

     - change or eliminate any provision of such indenture, provided that any such change or elimination will become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision. (Section 8.1 of each indenture)

SATISFACTION AND DISCHARGE

     Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

     - have become due and payable; or

     - will become due and payable at their stated maturity within one year; or

     - are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name and at our expense,

and we deposit or cause to be deposited with the trustee, in trust, an amount in the currency or currencies in which the debt securities are payable sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the indenture will cease to be of further effect, other than as to certain transfers and exchanges and other rights identified in the indenture, and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel described in the indenture. (Section 10.1 of each indenture)

DEFEASANCE

     Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we will be deemed to have discharged all of our obligations, other than as to certain transfers and exchanges, if, among other things:

     - we irrevocably deposit with the trustee cash or United States government obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, all outstanding debt securities of such series;

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

     - we deliver to the trustee an opinion of counsel to the effect that:

      - the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance; and

      - the defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the debt securities; this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law; and

     - no event of default under the indenture has occurred and is continuing.

     (Section 10.1 of each indenture)

GLOBAL SECURITIES

     The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement. Unless it is exchanged for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary. Unless otherwise stated in the prospectus supplement the Depository Trust Company, New York, New York, or DTC, will act as depositary.

     We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

     BENEFICIAL INTERESTS IN A GLOBAL SECURITY

     Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

     So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture. Except as described below, you:

     - will not be entitled to have the securities represented by the registered global security registered in your names;

     - will not receive or be entitled to receive physical delivery of the securities in definitive form; and

     - will not be considered the owners or holders of the securities under the indenture.

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     PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST

     We will make principal, premium, if any, and interest payments on a registered global security to the depositary that is the registered holder of the global security or its nominee. The depositary for the global security will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the registered global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

     We expect that the depositary or its nominee, upon receipt of principal, premium, if any, or interest payment, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the registered global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the registered global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

     ISSUANCE OF DEFINITIVE DEBT SECURITIES

     Unless we state otherwise in an applicable prospectus supplement, if the depositary for a series of registered global securities is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global securities or securities representing those securities.

PAYMENT AND PAYING AGENTS

     Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee in the City of New York or at the office of any paying agent that we may designate.

     Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. (Section 2.7 of each indenture) We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities. (Section 3.2 of each indenture)

     Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for three years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor. (Section 10.4 of each indenture)

CONVERSION OR EXCHANGE

     The subordinated debt indenture permits us to issue debt securities that we may convert or exchange into common stock or other securities. We will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option, as specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities you would receive would be converted or exchanged.

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SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     The debt securities we issue under the subordinated debt indenture will constitute part of the subordinated debt of Chubb. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all "senior indebtedness" of Chubb. The subordinated debt indenture defines "senior indebtedness" as the principal of, premium, if any, and unpaid interest on the following, whether outstanding at the date of the subordinated debt indenture or later incurred or created:

     - indebtedness of Chubb for money borrowed, including purchase money obligations, evidenced by notes or other written obligations;

     - indebtedness of Chubb evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or similar instrument;

     - obligations of Chubb as lessee under capitalized leases and leases of property made as part of any sale and leaseback transactions;

     - indebtedness of others of any of the kinds described in the preceding clauses assumed or guaranteed by Chubb; and

     - renewals, extensions and refundings of, and indebtedness and obligations of a successor corporation issued in exchange or in replacement of, indebtedness or obligations described in the preceding clauses unless such indebtedness or obligation, renewal, extension or refunding expressly provides that it is not superior in right of payment to the subordinated debt securities;

provided, that senior indebtedness does not include any indebtedness issued under the subordinated debt indenture or any indebtedness or obligation if the terms of such indebtedness or obligation expressly provide that such indebtedness or obligation is not senior in right of payment to the debt securities issued under the subordinated debt indenture or expressly provide that such indebtedness or obligation is pari passu with or junior to the debt securities.

     The subordinated debt indenture does not limit the amount of senior indebtedness that we may incur. (Subordinated debt indenture section 14.1)

     No payment of the principal or interest on the indebtedness evidenced by the subordinated debt securities may be made if, at the time of such payment or immediately after giving effect thereto, there exists any default with respect to any senior indebtedness and the default is the subject of judicial proceedings or if Chubb receives notice of the default from any holder of senior indebtedness or a trustee for such senior indebtedness. Upon any acceleration of the maturity of the subordinated debt securities resulting from an event of default, as further discussed below, Chubb must give notice of the acceleration to holders of the senior indebtedness and may not pay holders of the subordinated debt securities until 120 days after the acceleration and then only if such payment is otherwise permitted at that time. In the event of any payment or distribution of assets or securities upon any dissolution, winding up, total or partial liquidation or reorganization or similar proceeding relating to Chubb, all principal of, premium, if any, and interest due on all senior indebtedness must be paid in full before holders of the subordinated debt securities are entitled to receive or retain any payment. As a result of such subordination, in the event of insolvency, creditors of Chubb who are holders of senior indebtedness and general creditors of Chubb, may recover more, ratably, than holders of the subordinated debt securities. (Subordinated debt indenture sections 14.1, 14.2, 14.3)

     If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

     Since we are a non-operating holding company, most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from these subsidiaries to meet our obligations for

                                        13
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payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. The amount of dividend distributions to us from our insurance subsidiaries may be restricted by state insurance laws and regulations as administered by state insurance departments. See "The Chubb Corporation."

GOVERNING LAW

     The debt securities and each indenture will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE TRUSTEES

     The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Neither trustee is required to expend or risk its own funds or otherwise incur personal financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity. (Section 6.1 of each indenture.)

     Bank One Trust Company, N.A. is the trustee under the senior debt indenture and will be the trustee under the subordinated debt indenture. The trustee's current address is 153 West 51st Street, New York, New York 10019. Bank One is acting as the successor to the original trustee, The First National Bank of Chicago.

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                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     We will issue the junior subordinated deferrable interest debentures, which we refer to as the junior subordinated debentures, in one or more series under an indenture, which we refer to as the junior subordinated indenture, as supplemented from time to time, between us and Bank One Trust Company, N.A., as debenture trustee.

     The following description of the terms of the junior subordinated debentures and the junior subordinated indenture is a summary. It summarizes only those terms of the junior subordinated debentures and the junior subordinated indenture which we believe will be most important to your decision to invest in our junior subordinated debentures. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights as a holder of our junior subordinated debentures. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture for a full description of the terms of the junior subordinated debentures. The junior subordinated indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated indenture.

RANKING

     Our junior subordinated debentures will be unsecured obligations. Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures. Our junior subordinated debentures will be subordinate and junior in right of payment, as described in the junior subordinated indenture, to all of our debt other than debt which ranks equally with or junior to the junior subordinated debentures. See "-- Subordination under the Junior Subordinated Indenture."

     Since we are a non-operating holding company, most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from these subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debentures. The amount of dividend distributions to us from our insurance subsidiaries may be restricted by state insurance laws and regulations as administered by state insurance departments. See "The Chubb Corporation."

     Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated indenture or any other indenture that we may have entered into or enter into in the future. See
"-- Subordination under the Junior Subordinated Indenture" and the prospectus supplement relating to any offering of junior subordinated debentures.

TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

     We may issue the junior subordinated debentures in one or more series, through an indenture that supplements the junior subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

     You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debentures. These may include the following:

     - the title, designation and purchase price;

     - any limit upon the aggregate principal amount;

     - maturity date(s) or the method of determining the maturity date(s);

     - the interest rate(s), if any, and the method for calculating the interest rate(s) if any;

     - the interest payment dates, and the record dates for the interest payments;
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     - circumstances, if any, in which interest may be deferred;

     - dates from which interest will accrue and the method of determining those dates;

     - dates on which premium, if any, will be paid;

     - place(s) where we may pay principal, premium, if any, and interest and where you may present the junior subordinated debentures for registration of transfer or exchange;

     - place(s) where notices and demands relating to the junior subordinated debentures and the junior subordinated indenture may be made;

     - authorized denominations, if other than denominations of $25;

     - currency or currencies, if other than the currency of the United States, in which principal, premium, if any, and interest will be paid or in which the junior subordinated debentures will be denominated;

     - if the amount of payments of principal, premium, if any, and interest on the junior subordinated debentures may be determined with reference to an index and how such amounts will be determined;

     - any special United States federal income tax consequences of the junior subordinated debentures;

     - any special accounting considerations applicable to the junior subordinated debentures;

     - any mandatory or optional redemption terms or prepayment or sinking fund provisions;

     - any additions, modifications or deletions in the events of default or covenants specified in the junior subordinated indenture;

     - if other than the principal amount of the junior subordinated debentures, the portion of the principal amount of junior subordinated debentures that is payable upon declaration of acceleration of maturity;

     - whether the junior subordinated debentures will be issued in whole or in part in the form of one or more global securities;

     - whether a temporary global security is issued and the terms upon which temporary junior subordinated debentures may be exchanged for definitive junior subordinated debentures;

     - appointment of any trustees, authenticating or paying agent(s), transfer agent(s) or any other agents with respect to a series of junior subordinated debentures;

     - the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the junior subordinated debentures into preferred securities or other securities; and

     - other specific terms, not inconsistent with the provisions of the junior subordinated indenture.

     (Section 301)

     Junior subordinated debentures may also be issued under the junior subordinated indenture upon the exercise of warrants. See "Descriptions of Warrants."

SPECIAL PAYMENT TERMS OF THE JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

     We may issue one or more series of junior subordinated debentures at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any series in the applicable prospectus supplement.

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     The purchase price of any of the junior subordinated debentures may be payable in one or more foreign currencies or currency units. The junior subordinated debentures may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debentures may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debentures and any foreign currencies or foreign currency units in the applicable prospectus supplement.

     If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the junior subordinated debentures.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debentures in fully registered form without coupons in denominations of $25 and integral multiples of $25. (Section 302)

     Except as we may describe in the applicable prospectus supplement, junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, in any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate. You may present junior subordinated debentures for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you will be required to pay any taxes and other governmental charges as described in the junior subordinated indenture. We will appoint the debenture trustee as securities registrar under the junior subordinated indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents. (Section 305)

     If we redeem any junior subordinated debentures, neither we nor the debenture trustee will be required to:

     - issue, register the transfer of, or exchange junior subordinated debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the junior subordinated debentures and ending at the close of business on the day of mailing of the relevant notice of redemption; or

     - transfer or exchange any junior subordinated debentures selected for redemption, except for any portion not redeemed of any junior subordinated debenture that is being redeemed in part.

REDEMPTION

     Unless we state otherwise in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.

     Unless we state otherwise in the applicable prospectus supplement, we may, at our option and at any time, redeem any series of junior subordinated debentures, in whole or in part at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest up to but not including the redemption date. We may redeem junior subordinated debentures in part only in the amount of $25 or integral multiples of $25 (or such other authorized denomination thereof). (Section 1101)

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     NOTICE OF REDEMPTION

     We will mail notice of any redemption of your junior subordinated debentures at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or the portions called for redemption.

OPTION TO EXTEND INTEREST PAYMENT DATE

     If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debentures to extend the interest payment period for a specified number of interest payment periods, subject to the terms, conditions and covenants specified in the applicable prospectus supplement. However, we may not extend these interest payments beyond the maturity of the junior subordinated debentures. We will describe the United States federal income tax consequences and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.

     If we exercise this right, during the extension period we and our subsidiaries may not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock; or

     - make any payment of principal of, premium, if any, or interest on, or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the junior subordinated debentures or make any related guarantee payments, other than:

     - dividends or distributions in our common stock;

     - redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future; and

     - payments under any Chubb Guarantee.

     (Section 311)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with, merge into or sell, convey or lease all or substantially all of our assets to any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, nor permit any such entity to consolidate with, merge into or sell, convey or lease all or substantially all of its assets to us unless:

     - we are the surviving corporation or the successor corporation is a corporation organized under the laws of any domestic jurisdiction and assumes our obligations on the junior subordinated debentures and under the junior indenture;

     - after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default will have occurred and be continuing;

     - in the case of corresponding junior subordinated debentures, the transaction is permitted under the related trust agreement or guarantee and does not give rise to any breach or violation of the related trust agreement or guarantee;

     - Chubb or the surviving entity will have delivered to the trustee an officers' certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

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     This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. This covenant also would not apply to any recapitalization transaction, a change of control of Chubb or a highly leveraged transaction unless such transaction or change of control were structured to include a merger of consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety. (Section 801)

DEBENTURE EVENTS OF DEFAULT

     These are "Events of Default" under the junior subordinated indenture with respect to the junior subordinated debentures:

     (1) failure to pay principal, or premium, if any, when due;

     (2) failure to pay any interest when due, continued for 30 days;

     (3) default in the payment of any sinking fund installment when due and payable;

     (4) failure to perform any covenant or warranty of Chubb contained in the indenture for 90 days, after written notice;

     (5) certain events of bankruptcy, insolvency or reorganization of Chubb;
         and

     (6) any other event of default described in the applicable board resolution or supplemental indenture under which the series of junior subordinated debentures is issued.

     If an Event of Default occurs and is continuing, the trustee may, and at the written request of holders of a majority in aggregate principal amount of the securities of each series affected by the Event of Default and upon the trustee's receipt of indemnification to its satisfaction will, proceed to protect and enforce its rights and those of the holders of such securities.

     If an Event of Default, other than an Event of Default specified in clause
(5), occurs and is continuing, with respect to the junior subordinated debentures of any series, then the trustee or the holders of at least 25% in principal amount of the outstanding junior subordinated debentures of that series (each series acting as a separate class) may require us to repay immediately the entire principal amount of the outstanding junior subordinated debentures of that series, or such lesser amount as may be provided in the terms of the securities, together with all accrued and unpaid interest and premium, if any. In the case of corresponding junior subordinated debentures, if the debenture trustee or the holders of the corresponding junior subordinated debentures fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the corresponding series of preferred securities will have that right. (Section 502)

     If an Event of Default specified in clause (4), occurs and is continuing with respect to all series of junior subordinated debentures then outstanding under the junior subordinated indenture or an Event of Default specified in clause (5) occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of all of the junior subordinated debentures then outstanding under the junior subordinated indenture (treated as one class) may require us to repay immediately the entire principal amount of the outstanding junior subordinated debentures, or such lesser amount as may be provided in the terms of the securities, together with all accrued and unpaid interest. In the case of corresponding junior subordinated debentures, if the debenture trustee or the holders of the corresponding junior subordinated debentures fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the corresponding series of preferred securities will have that right. (Section 502)

     Any Event of Default with respect to a particular series of junior subordinated debentures under the junior subordinated indenture may be waived by the holders of a majority of the aggregate principal amount of the outstanding junior subordinated debentures of such series, or of all the outstanding junior subordinated debentures under the junior subordinated indenture, as the case may

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be, except in each case a failure to pay principal of or premium, if any, or interest on such junior subordinated debenture. (Section 502)

     The trustee will, within 90 days of the occurrence of an Event of Default that has not been cured, provide notice to the holders of any series of junior subordinated debentures effected. The trustee may withhold notice to the holders of any default, except in the payment of principal of or interest or premium on, or sinking fund payment in respect of, the securities, if the trustee considers it in the interest of the holders to do so.

     We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the junior subordinated indenture. (Section 1005)

     DIRECT ACTIONS BY PREFERRED SECURITY HOLDERS

     If a debenture event of default is attributable to our failure to pay interest or principal on the corresponding junior subordinated debentures on the date the interest, premium, if any, or principal is payable, you, as a holder of preferred securities, may institute a legal proceeding directly against us, which we refer to in this prospectus as a "direct action," for enforcement of payment to you of the principal, of, premium, if any, or interest on the corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of your related preferred securities. (Section
508)

     We may not amend the junior subordinated indenture to remove the right to bring a direct action without the prior written consent of the holders of all of the preferred securities. If the right to bring a direct action is removed, the applicable issue may become subject to the reporting obligations under the Securities Exchange Act of 1934. We have the right under the junior subordinated indenture to set-off any payment made to you as a holder of preferred securities by us in connection with a direct action. You will not be able to exercise directly any other remedy available to holders of the corresponding junior subordinated debentures.

     You will not be able to exercise directly any remedies other than those described in the preceding paragraph available to holders of the junior subordinated debentures unless there has been an event of default under the trust agreement.

MODIFICATION OF THE JUNIOR SUBORDINATED INDENTURE

     We and the debenture trustee may, without the consent of the holders of junior subordinated debentures, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may materially adversely affect the interests of holders of any series of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the holders of the related series of preferred securities so long as they remain outstanding. We may also amend the junior subordinated indenture to maintain the qualification of the junior subordinated indenture under the Trust Indenture Act.

     We and the debenture trustee may modify and amend the junior subordinated indenture in a manner affecting the rights of the holders of junior subordinated debentures with the consent of the holders of not less than a majority in aggregate principal amount of the series of junior subordinated debentures affected. However, no modification or amendment may, without the consent of the holder of each outstanding junior subordinated debenture affected:

     - change the stated maturity of the junior subordinated debentures;

     - reduce the principal amount of the junior subordinated debentures;

     - reduce the rate or, except as permitted by the junior subordinated indenture and the terms of the series of junior subordinated debentures, extend the time of payment of interest on the junior subordinated debentures; or
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

     - reduce the percentage of the holders of outstanding junior subordinated debentures necessary to modify or amend the junior subordinated indenture.

     (Section 902)

     In the case of corresponding junior subordinated debentures, so long as any of the related series of preferred securities remain outstanding:

     - no such modification may be made that adversely affects the holders of the related series of preferred securities;

     - no termination of the junior subordinated indenture may occur; and

     - no waiver of any debenture event of default or compliance with any covenant under the junior subordinated indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the related series of preferred securities unless the principal of, and premium, if any, on, the corresponding junior subordinated debentures and all accrued and unpaid interest on the corresponding junior subordinated debentures have been paid in full and other conditions are satisfied.

     In addition, we and the debenture trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

SATISFACTION AND DISCHARGE

     The junior subordinated indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

     - have become due and payable; or

     - will become due and payable at their stated maturity within one year; or

     - are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name and at our expense;

and we deposit or cause to be deposited with the debenture trustee, in trust, an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal, premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the junior subordinated indenture. However, we will continue to be obligated to pay all other sums due under the junior subordinated indenture and to provide the officers' certificates and opinions of counsel described in the junior subordinated indenture. (Section 403)

DEFEASANCE

     Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture provides that we will be deemed to have discharged all of our obligations, other than as to certain transfers and exchanges, if, among other things:

     - we irrevocably deposit with the trustee cash or United States government obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, all outstanding junior subordinated debentures of such series;

     - we deliver to the trustee an opinion of counsel to the effect that:

      - the holders of the junior subordinated debentures will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance; and
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

      - the defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the debt securities; this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law; and

     - no event of default under the junior subordinated indenture has occurred and is continuing.

     (Section 403)

GLOBAL JUNIOR SUBORDINATED DEBENTURES

     The junior subordinated debentures of a series may be issued in whole or in part in the form of one or more global junior subordinated debentures that will be deposited with a depositary identified in a prospectus supplement. Unless it is exchanged for junior subordinated debentures in definitive form, a global junior subordinated debenture may not be transferred unless it is being transferred to certain nominees of the depositary. Unless otherwise stated in the prospectus supplement, the Depositary Trust Company, New York, New York, or DTC, will act as depositary. We will issue global junior subordinated debentures only in registered form and in either temporary or permanent form.

     We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

     BENEFICIAL INTERESTS IN A GLOBAL JUNIOR SUBORDINATED DEBENTURE

     Ownership of beneficial interests in a registered global junior subordinated debenture will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered junior subordinated debenture, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the debentures beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the debentures will designate the accounts to be credited, or we will designate such accounts if the junior subordinated debentures are issued directly by us. Ownership of beneficial interests in a registered global junior subordinated debenture will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of debentures take physical delivery of these debentures in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global junior subordinated debenture.

     So long as the depositary or its nominee is the registered owner of the global junior subordinated debenture, the depositary or nominee will be considered the sole owner or holder of the junior subordinated debentures represented by the global junior subordinated debenture for all purposes under the junior subordinated indenture. Except as provided below, you

     - will not be entitled to have any of the individual junior subordinated debentures represented by the global junior subordinated debenture registered in your name;

     - will not receive or be entitled to receive physical delivery of any junior subordinated debentures in definitive form; and

     - will not be considered the owner or holder of the junior subordinated debentures under the junior subordinated indenture.

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     PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST

     We will make principal, premium, if any, and interest payments on a registered global junior subordinated debenture to the depositary that is the registered holder of the global junior subordinated debenture or its nominee. The depositary for the global junior subordinated debentures will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the registered global junior subordinated debenture and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

     We expect that the depositary or its nominee, upon receipt of principal, premium, if any, or interest payment, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the registered global junior subordinated debenture as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the registered global junior subordinated debenture held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

     ISSUANCE OF DEFINITIVE JUNIOR SUBORDINATED DEBENTURES

     Unless we state otherwise in an applicable prospectus supplement, if the depositary for a series of registered junior subordinated debentures is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered junior subordinated debentures that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the junior subordinated debentures represented by one or more registered junior subordinated debentures. If we make that decision, we will issue junior subordinated debentures in definitive form in exchange for all of the registered junior subordinated debentures or securities representing those securities. (Section 305)

PAYMENT AND PAYING AGENTS

     Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debentures at the office of the debenture trustee in the City of New York or at the office of any paying agent that we may designate.

     Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debentures to the registered owner of the junior subordinated debenture at the close of business on the regular record date for the interest, except in the case of defaulted interest. (Section 307) We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debentures. (Section 1002)

     Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debenture that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor. (Section 1003)

CONVERSION OR EXCHANGE

     The junior subordinated indenture permits us to issue junior subordinated debentures that we may convert or exchange into preferred securities or other securities. We will describe the specific terms on which junior subordinated debentures may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our

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option. The applicable prospectus supplement will state the manner in which the preferred securities or other securities you would receive would be converted or exchanged.

SUBORDINATION UNDER THE JUNIOR SUBORDINATED INDENTURE

     The junior subordinated debentures we issue under the junior subordinated indenture will constitute part of the subordinated debt of Chubb. These junior subordinated debentures will be subordinate and junior in right of payment, to the extent and in the manner set forth in the junior subordinated indenture, to all "senior indebtedness" of Chubb. The junior subordinated indenture defines "senior indebtedness" as the principal of, premium, if any, and unpaid interest on the following, whether outstanding at the date of the junior subordinated indenture or later incurred or created:

     - indebtedness of Chubb for money borrowed, including purchase money obligations, evidenced by notes or other written obligations;

     - indebtedness of Chubb evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or similar instrument;

     - obligations of Chubb as lessee under capitalized leases and leases of property made as part of any sale and leaseback transactions;

     - indebtedness of others of any of the kinds described in the preceding clauses assumed or guaranteed by Chubb; and

     - renewals, extensions and refundings of, and indebtedness and obligations of a successor corporation issued in exchange or in replacement of, indebtedness or obligations described in the preceding clauses unless such indebtedness or obligation, renewal, extension or refunding expressly provides that it is not superior in right of payment to the subordinated debt securities;

provided, that senior indebtedness does not include any indebtedness issued under the junior subordinated indenture or any indebtedness or obligation if the terms of such indebtedness or obligation expressly provide that such indebtedness or obligation is not senior in right of payment to the junior subordinated debentures issued under the junior subordinated indenture or expressly provide that such indebtedness or obligation is pari passu with or junior to the.

     The junior subordinated indenture does not limit the amount of senior indebtedness that we may incur.

     No payment of the principal or interest on the indebtedness evidenced by the junior subordinated debentures may be made if, at the time of such payment or immediately after giving effect thereto, there exists any default with respect to any senior indebtedness and the default is the subject of judicial proceedings or if Chubb receives notice of the default from any holder of senior indebtedness or a trustee for such senior indebtedness. (Section 1304)

     Upon any acceleration of the maturity of the junior subordinated debentures resulting from an event of default, as further discussed below, Chubb must give notice of the acceleration to holders of the senior indebtedness and may not pay holders of the junior subordinated debentures until 120 days after the acceleration and then only if such payment is otherwise permitted at that time. In the event of any payment or distribution of assets or securities upon any dissolution, winding up, total or partial liquidation or reorganization or similar proceeding relating to Chubb, all principal of, premium, if any, and interest due on all senior indebtedness must be paid in full before holders of the junior subordinated debentures are entitled to receive or retain any payment. As a result of such subordination, in the event of insolvency, creditors of Chubb who are holders of senior indebtedness and general creditors of Chubb, may recover more, ratably, than holders of the junior subordinated debentures. (Section 1303)

     If this prospectus is being delivered in connection with a series of junior subordinated debentures, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

     Since we are a non-operating holding company, most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from these subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debentures. The amount of dividend distributions to us from our insurance subsidiaries may be restricted by state insurance laws and regulations as administered by state insurance departments. See "The Chubb Corporation."

GOVERNING LAW

     The junior subordinated indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The trustee under the junior subordinated indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

     Bank One Trust Company, N.A. is the debenture trustee under the junior subordinated indenture. The trustee's current address is 153 West 51st Street, New York, New York 10019.

                        DESCRIPTION OF CAPITAL STOCK OF
                             THE CHUBB CORPORATION

GENERAL

     Our restated certificate of incorporation, as amended, authorizes us to issue 600,000,000 shares of common stock, par value $1.00 per share, and 4,000,000 shares of preferred stock, par value $1.00 per share. As of December 31, 2002 there were issued 180,296,834 shares of common stock, of which 9,095,162 were treasury shares and 171,201,672 were outstanding, and we had no preferred stock issued or outstanding. Holders of common stock have received a right entitling them, when the right becomes exercisable to purchase shares of Series B Participating Cumulative Preferred Stock. See "-- Shareholders Rights Plan."

     In November 2002, we issued 24 million mandatorily exercisable warrants to purchase shares of our common stock. The warrants were issued as part of our 7% equity units and must be exercised on or prior to November 16, 2005. For further discussion of the warrants and equity units, including the number of common shares issuable thereunder, see our Annual Report on Form 10-K for the year ended December 31, 2002 and the related notes thereto, incorporated herein by reference.

     The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important for your decision to invest in our capital stock. You should keep in mind, however, that it is our restated certificate of incorporation, as amended, our bylaws, as amended, and the New Jersey Business Corporation Act, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our restated certificate of incorporation, as amended, and our bylaws, as amended, are incorporated by reference as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

COMMON STOCK

     The holders of common stock, subject to the provisions of law and the preferential rights of the holders of any shares of preferred stock, are entitled to dividends when and as declared by the board of directors. The holders of common stock have one vote per share on all matters submitted to a vote of the shareholders, and the right to the net assets of Chubb in liquidation after payment of any amounts due to creditors and in respect of our preferred stock. Holders of shares of common stock are not entitled as a matter of right to any preemptive or subscription rights and are not entitled to cumulative voting for directors. All outstanding shares of common stock are, and the shares of common stock issued under this prospectus, will be, fully paid and non-assessable.

     Our common stock is listed on the New York Stock Exchange under the symbol "CB".

     Under New Jersey law, the affirmative vote of two-thirds of the votes cast is required for shareholder approval of any merger or any plan of consolidation as well as for any sale, lease, exchange or other disposition of all, or substantially all, of the assets of Chubb, if not in the usual and regular course of its business, and for any liquidation, dissolution or amendment of the certificate of incorporation. All other shareholder action is decided by a majority of the votes cast at a meeting of shareholders.

     Our bylaws, as amended, provide that the annual meeting of shareholders will be held on such date and at such time as shall be designated by the board of directors and as stated in a written notice which is mailed or delivered to each shareholder at least ten days, but not more than sixty days, prior to any shareholder meeting. Our bylaws, as amended, provide that shareholder meetings may be held in the State of New Jersey or at such other place as may be designated by the board of directors and stated in the written notice of meeting.

     Our restated certificate of incorporation, as amended, further provides that the board of directors has the power, except as provided by statute, in its discretion, to use or apply any funds of Chubb lawfully available therefor for the purchase or acquisition of shares of the capital stock or bonds or other securities of Chubb:

     - in the market or otherwise, at such price as may be fixed by the board;

                                       26.1

     - to such extent and in such manner and for such purposes and upon such terms as the board may deem expedient; and

     - as may be permitted by law.

     The transfer agent and registrar for the common stock is EquiServe Trust Company, N.A., 525 Washington Boulevard, Jersey City, New Jersey 07303.

PREFERRED STOCK

     Under our restated certificate of incorporation, as amended, we are authorized to issue up to 4,000,000 shares of preferred stock.

     Shares of preferred stock of Chubb may be issued in one or more series and the shares of all series will rank pari passu and be identical in all respects, except that with respect to each series the board of directors may fix, among other things:

     - the rate of dividends payable on the preferred stock;

     - the time and prices of redemption;

     - the amount payable upon voluntary redemption;

     - the retirement or sinking fund, if any;

     - the conversion rights, if any;

     - the voting rights, if any (in addition to the voting right described below);

     - the restrictions, if any, on:

      - the creation of indebtedness of Chubb or any subsidiary of Chubb; or

      - the issuance of stock ranking on a parity with or senior to the shares of preferred stock either as to dividends or on liquidation;

     - the restrictions, if any, on:

      - the payment of dividends on common stock;

      - the acquisition of common stock; or

      - any other class or classes of stock of Chubb, other than preferred stock, ranking on a parity with or junior to the shares of preferred stock either as to dividends or on liquidation; and

     - the number of shares to comprise such series.

     Each series of preferred stock will be entitled to receive an amount payable on liquidation, dissolution or winding up, fixed for each series, plus all dividends accumulated to the date of final distribution, before any payment or distribution of assets of Chubb is made on common stock. Shares of preferred stock that have been issued and reacquired in any manner by Chubb, including shares redeemed, shares purchased and retired and shares that have been converted into shares of another series or class, may be reissued as part of the same or another series of preferred stock. In accordance with our restated certificate of incorporation, as amended, the 4,000,000 authorized but unissued shares of preferred stock may be issued pursuant to resolution of the board of directors without the vote of the holders of any capital stock of Chubb.

SHAREHOLDERS RIGHTS PLAN

     We have a shareholder rights agreement under which each shareholder has a right for each share of common stock held. Each right entitles the registered holder to purchase from Chubb a unit consisting of one one-thousandth of a share of Series B Participating Cumulative Preferred Stock, par value $1.00 per share, at a purchase price of $240 per unit. The rights are subject to adjustment to prevent dilution of the interests represented by each right. The description and terms of the rights are set forth in a rights agreement between Chubb and EquiServe Trust Company, N.A., as rights agent. We have summarized portions of the rights agreement. The summary is not complete. The rights agreement has been filed as an exhibit to the registration statement that we have filed with the SEC and that includes this prospectus. You should read the rights agreement for the provisions that may be important to you.

     The shareholder rights plan is reviewed and evaluated at least once each year by a committee of independent directors to determine if the maintenance of the shareholder rights plan continues to be in the best interest of Chubb, its shareholders and any other relevant constituencies of Chubb. Following a review, the committee of independent directors will communicate its conclusions to the full board of directors, including any recommendation as to whether the shareholder rights plan should be modified or the rights should be redeemed.

     DISTRIBUTION DATE

     The rights are attached to all outstanding shares of common stock and trade with the common stock until the rights become exercisable, and no separate rights certificates will be distributed. The rights will separate from the common stock and a distribution date will occur upon the earlier of either of the following:

     - 10 days following the date of any public announcement that a person or group of affiliated or associated persons, referred to in this prospectus as an acquiring person, has acquired beneficial ownership of 20% or more of the outstanding shares of common stock; or

     - 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

     The rights are not exercisable until the distribution date and will expire at the close of business on March 12, 2009 unless previously redeemed by Chubb as described below.

     EVIDENCE OF RIGHTS

     Until the distribution date, or earlier redemption or expiration of the rights:

     - the rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates;

     - new common stock certificates issued after March 31, 1999 will contain a notation incorporating the rights agreement by reference; and

     - the surrender for transfer of any certificates for common stock will also constitute the transfer of the rights associated with the common stock represented by such certificates.

     As soon as practicable after the distribution date, rights certificates will be mailed to holders of record of common stock as of the close of business on the distribution date and, thereafter the separate rights certificates alone will represent the rights. Except as otherwise determined by the board of directors, only shares of common stock issued prior to the distribution date will be issued with rights.

     TRIGGERING EVENT AND EFFECT OF TRIGGERING EVENT

     If any person becomes an acquiring person:

     - proper provision will be made so that each holder of a right, other than rights that are, or (under the circumstances specified in the rights agreement) were, beneficially owned by an acquiring person (which will thereafter be void), will have the right to receive upon exercise the number of shares of common stock having a market value of two times the exercise price of the right; or

     - at the option of our board of directors, at any time until such acquiring person becomes the beneficial owner of 50% or more of the shares of common stock, Chubb may exchange the rights, other than rights that are, or (under the circumstances specified in the rights agreement) were, beneficially owned by an acquiring person (which will thereafter be void), for shares of common stock at an exchange ratio of one share of common stock per right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction. If, at any time following the date of any public announcement that an acquiring person has acquired beneficial ownership of 20% or more of the outstanding shares of common stock, Chubb is acquired in a merger or other business combination transaction, or 50% or more of Chubb's assets or earning power is sold, each holder of a right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right. The events described in this paragraph are referred to as triggering events.

     ADJUSTMENTS

     The purchase price payable, and the number of units of preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution upon the occurrence of one of the following:

     - in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock;

     - if holders of the preferred stock are granted rights or warrants to subscribe for preferred stock, or convertible securities at less than the current market price of the preferred stock; or

     - upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     No adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional units will be issued and, in lieu of fractional units, an adjustment in cash will be made based on the market price of the preferred stock on the last trading date prior to the date of exercise.

     REDEMPTION

     The rights may be redeemed in whole, but not in part, at a price of $.01 per right by the board of directors at any time prior to the earlier of:

     - a person or group of persons becoming an acquiring person; and

     - March 12, 2009.

     Immediately upon the action of the board of directors ordering redemption of the rights, the rights will terminate and thereafter the only right of the holders of rights will be to receive the redemption price.

     Until a right is exercised, the holder will have no rights as a shareholder of Chubb (beyond those as an existing shareholder), including the right to vote or to receive dividends. As long as the rights are attached to the common stock, Chubb will issue one right with each new share of common stock issued.

                        DESCRIPTION OF DEPOSITARY SHARES

     We may elect to offer depositary shares representing receipts for fractional interests in debt securities, junior subordinated debentures or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security, junior subordinated debenture or share of a particular series of preferred stock, as the case may be.

     We will deposit the debt securities, junior subordinated debentures or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security, junior subordinated debenture or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security, junior subordinated debenture or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

     The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement which we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement which are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement.

INTEREST, DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, junior subordinated debentures or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

     In the event of a payment of interest or distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

REDEMPTION OF DEPOSITARY SHARES

     If we redeem a series of debt securities, junior subordinated debentures or preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security, junior subordinated debenture or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, junior subordinated debentures or preferred stock. Whenever we redeem debt securities, junior subordinated debentures or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities, junior subordinated debentures or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

VOTING THE PREFERRED STOCK OR EXERCISE OF RIGHTS UNDER THE INDENTURES OR THE JUNIOR SUBORDINATED INDENTURE

     Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of debentures or junior subordinated debentures, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder's depositary shares or how to give instructions or directions with respect to the debentures or junior subordinated debentures, as the case may be, represented by that holder's depository shares. The record date for the depositary shares will be the same date as the record date for the preferred stock, debentures or junior subordinated debentures, as the case may be. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock, or to give instructions or directions with respect to the debentures or junior subordinated debentures, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock or giving instructions or directions with respect to the debentures or junior subordinated debentures, as the case may be, if it does not receive specific instructions from you.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

     The deposit agreement will terminate if:

     - all outstanding depositary shares have been redeemed; or

     - there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, or a complete repayment or redemption of the debentures or junior subordinated debentures and the distribution, repayment or redemption proceeds, as the case may be, have been distributed to you.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock, debentures or junior subordinated debentures, as the case may be, and issuance of depositary receipts, all withdrawals of shares of preferred stock, debentures or junior subordinated debentures, as the case may be, by you and any repayment or redemption of the preferred stock, debentures or junior subordinated debentures, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

MISCELLANEOUS

     The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debentures, junior subordinated debentures or preferred stock, as the case may be.

     Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary's gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debentures, junior subordinated debentures or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debentures, junior subordinated debentures or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

                            DESCRIPTION OF WARRANTS

     We may issue warrants, including warrants to purchase debt securities, preferred stock or common stock. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

     The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

DEBT WARRANTS

     We will describe in the applicable prospectus supplement the specific terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants.

     You should refer to the applicable prospectus supplement for the specific terms of the warrants. These may include the following:

     - the title of the debt warrants;

     - the debt securities for which the debt warrants are exercisable;

     - the aggregate number of the debt warrants;

     - the principal amount of debt securities that you may purchase upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants;

     - the procedures and conditions relating to the exercise of the debt warrants;

     - the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

     - the date, if any, from which you may separately transfer the debt warrants and the related securities;

     - the date on which your right to exercise the debt warrants commences, and the date on which your right expires;

     - the maximum or minimum number of the debt warrants which you may exercise at any time;

     - any special United States federal income tax consequences of the debt warrants;

     - any special accounting considerations applicable to the debt warrants;

     - any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

     - the terms of the securities you may purchase upon exercise of the debt warrants.

     We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

OTHER WARRANTS

     We may issue other warrants. You should refer to the applicable prospectus supplement for the specific terms of those warrants. These may include the following:

     - the title of the warrants;

     - the securities, which may include preferred stock or common stock, for which you may exercise the warrants;

     - the aggregate number of the warrants;

     - the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants;

     - the procedures and conditions relating to the exercise of the warrants;

     - the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

     - the date, if any, from which you may separately transfer the warrants and the related securities;

     - the date on which your right to exercise the warrants commences, and the date on which your right expires;

     - the maximum or minimum number of the warrants which you may exercise at any time;

     - any special United States federal income tax consequences of the warrants;

     - any special accounting considerations applicable to the warrants;

     - any other terms of the warrants and terms, procedures and limitations relating to your exercise of the warrants; and

     - the designation and terms of the common stock, preferred stock or other securities you may purchase upon exercise of the warrants.

     We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

EXERCISE OF WARRANTS

     We will describe in the applicable prospectus supplement the principal amount or the number of our securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the applicable prospectus supplement at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

     We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of shares of common stock or preferred stock at a future date or dates. The price per share of preferred stock or common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of units each consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including United States Treasury securities, securing your obligations to purchase the preferred stock or the common stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units.

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                      DESCRIPTION OF PREFERRED SECURITIES

     The trustees of each trust will issue on behalf of the trust preferred securities and common securities of the trust. The preferred securities will represent preferred undivided beneficial interests in the assets of the related trust. As a holder of preferred securities of the trust, you will generally be entitled to a preference with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits as described in the corresponding trust agreement. Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

     The following description of the terms of the preferred securities and form of trust agreement is a summary. It summarizes only those features of the preferred securities and terms of the form of trust agreement which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the applicable trust agreement and form of amended and restated trust agreement and not this summary, which define your rights as a holder. There may be other provisions in the trust agreement and form of amended and restated trust agreement which are also important to you. You should read these documents for a full description of the terms of the preferred securities. They are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

     Each trust agreement will be qualified under the Trust Indenture Act. The terms of the preferred securities of each trust will include those stated in the applicable trust agreement and those made part of the trust agreement by reference to the Trust Indenture Act. The amended and restated trust agreement for each trust will be executed at the time the trust issues any preferred securities and will be filed with the Securities and Exchange Commission on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. You should also read the applicable prospectus supplement, which will contain additional information and may update or change some of the information below.

GENERAL

     The trust agreement for each trust authorizes the administrative trustees to issue on behalf of the trust preferred securities that have the terms described in this prospectus and in the applicable prospectus supplement. The preferred securities will represent undivided beneficial interests in the assets of the applicable trust. The proceeds from the sale of each trust's preferred and common securities will be used by the trust to purchase a series of corresponding junior subordinated debentures that we issue. The corresponding junior subordinated debentures will be held in trust by the property trustee for the benefit of the holders of the preferred and common securities of the applicable trust.

     The terms of the preferred securities of each trust will mirror the terms of the corresponding junior subordinated debentures held by the applicable trust. If interest payments on the corresponding junior subordinated debentures held by the applicable trust are deferred as described below, distributions on the preferred securities will also be deferred. The assets of the trust available for distribution to the holders of its preferred securities generally will be limited to payments under the series of corresponding junior subordinated debentures held by the trust.

     Under the guarantee agreement related to each trust, we will agree to make payments of distributions and payments on redemption or liquidation with respect to the trust's preferred securities, but only to the extent the trust has funds available to make those payments and has not made the payments. Our obligations under the applicable guarantee, expense agreement, trust agreement, junior subordinated indenture and corresponding junior subordinated debentures will provide a full, irrevocable and unconditional commitment by us regarding amounts due on the preferred securities issued by each trust. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees."
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RANKING OF PREFERRED SECURITIES

     The preferred securities of a trust will rank equally, and we will make payments proportionately with the common securities of the trust except as described under "-- Subordination of Common Securities." The preferred securities of each trust represent preferred undivided beneficial interests in the assets of the trust. The property trustee will hold legal title to the corresponding junior subordinated debentures in trust for the benefit of the holders of the related preferred securities and common securities.

     Each guarantee agreement that we execute for your benefit, as a holder of preferred securities of a trust, will be a guarantee on a subordinated basis with respect to the related preferred securities. However, our guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the preferred securities when the related trust does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS ON THE PREFERRED SECURITIES

     Each trust will pay the distributions on the preferred securities and common securities at a rate specified in the applicable prospectus supplement.

     The amount of distributions the trust must pay for any period will be computed on the basis of a 360-day year of twelve 30-day months unless we otherwise specify in the applicable prospectus supplement. Distributions that are in arrears may bear interest at the rate per annum specified in the applicable prospectus supplement. The term "distributions" as we use it in this prospectus includes any additional amounts provided in the trust agreement.

     Distributions on the preferred securities will be cumulative, will accrue from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. If any date on which distributions are payable on the preferred securities is not a business day, the trust will instead make the payment on the next succeeding day that is a business day, and without any interest or other payment on account of the delay. However, if that business day is in the next succeeding calendar year, the trust will make the payment on the immediately preceding business day. In each case payment will be made with the same force and effect as if made on the date the payment was originally due. When we use the term "business day" in this prospectus, we mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the debenture trustee is closed for business.

     If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture, which is the contract that provides the terms for the corresponding junior subordinated debentures, to extend the interest payment period for a specified number of periods. However, we may not extend these interest payments beyond the maturity of the corresponding junior subordinated debentures. As a consequence of any extension, distributions on the related preferred securities would be deferred by the trust during the extension period. These distributions would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement.

     If we exercise this right, during the extension period we and our subsidiaries may not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock; or

     - make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the corresponding junior subordinated debentures or make any related guarantee payments,

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

other than:

     - dividends or distributions in our common stock;

     - redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future; and

     - payments under any guarantee.

     We anticipate that the revenue of each trust available for distribution to you, as a holder of preferred securities, will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its preferred securities and its common securities. See "Description of Junior Subordinated Debentures."

     If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of these distributions is guaranteed by us on a limited basis as set forth under "Description of Guarantees."

     The trust will pay distributions on the preferred securities to you provided you are entered in the register of the trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record date will be one business day prior to the relevant distribution date. If any preferred securities are not in book-entry form, the record date for the preferred securities will be the date 15 days prior to the relevant distribution date.

REDEMPTION AND VOLUNTARY DISTRIBUTION

     REDEMPTION UPON REPAYMENT OR REDEMPTION OF THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, the property trustee must apply the proceeds from that repayment or redemption to redeem a like amount of the preferred securities and common securities of the related trust. This redemption must be made upon not less than 30 nor more than 60 days' notice to you. Unless we state otherwise in the applicable prospectus supplement, the redemption price will be equal to 100% of the aggregate liquidation amount of the preferred and common securities redeemed, plus accumulated and unpaid distributions on the preferred and common securities redeemed up to but not including the date of redemption. See "Description of Junior Subordinated Debentures -- Redemption."

     If less than all of any series of corresponding junior subordinated debentures are repaid or redeemed, then the proceeds from the repayment or redemption will be allocated to redeem a proportionate amount of each of the preferred securities and the common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures repaid or redeemed will be allocated proportionately to the redemption of the preferred securities and the common securities.

     We must repay the principal of the corresponding junior subordinated debentures when they are due. In addition, unless we state otherwise in the applicable prospectus supplement, we may, at our option and at any time, redeem any series of corresponding junior subordinated debentures

     - in whole or in part, subject to the conditions we describe under "Description of Junior Subordinated Debentures -- Redemption"; or

     - as we may otherwise specify in the applicable prospectus supplement.

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

     When we use the term "like amount," we mean:

     - with respect to a redemption of any series of preferred securities, preferred securities having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of the preferred securities; and

     - with respect to a distribution of corresponding junior subordinated debentures to you, as a holder of preferred securities in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of your preferred securities.

     When we use the term "liquidation amount," we mean the stated amount of $25 per preferred security and common security.

     VOLUNTARY DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     Unless we provide otherwise in the applicable prospectus supplement, we may elect, at any time, to terminate the trust and cause the corresponding junior subordinated debentures to be distributed to you, as a holder of the preferred securities, and us, as the holder of the common securities, in liquidation of the trust.

     After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of preferred securities:

     - the series of preferred securities will no longer be deemed to be outstanding;

     - DTC or its nominee, as the record holder of the series of preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon that distribution; and

     - any certificates representing the series of preferred securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation preference of the series of preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of preferred securities until you present the certificates to the administrative trustees or their agent for transfer or reissuance.

     We can make no assurance as to what the market prices would be for the preferred securities or the corresponding junior subordinated debentures that may be distributed to you in exchange for your preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the preferred securities that you purchase, or the corresponding junior subordinated debentures that you receive on dissolution and liquidation of a trust, may trade at a discount to the price that you paid to purchase the preferred securities.

     REDEMPTION PROCEDURES

     The trust will redeem the preferred securities and common securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. The trust will make redemptions of the preferred securities and pay the redemption price only to the extent that it has funds available for the payment of the redemption price. See "-- Subordination of Common Securities."

     If a trust gives notice to you of redemption of your preferred securities, then by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to you. See "-- Global Preferred Securities."

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

     If the preferred securities are no longer in book-entry form, the trust, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price to you and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates.

     The trust will pay any distributions payable on or prior to the redemption date for any preferred securities called for redemption to you on the relevant record dates for the distribution. If the trust has given notice of redemption and has deposited the required funds, then upon the date of the deposit, all your rights will cease, except your right to receive the redemption price, without interest on that redemption price, and your preferred securities will cease to be outstanding. If any date fixed for redemption of preferred securities is not a business day, then the trust will pay the redemption price on the next succeeding day which is a business day, and without any interest or other payment on account of the delay. However, if the business day falls in the next calendar year, the trust will make the payment on the immediately preceding business day. If payment of the redemption price is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under "Description of Guarantees," distributions on the preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for the preferred securities to the date the redemption price is actually paid. In this case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

     Subject to applicable law, including the United States federal securities laws, we or our subsidiaries may at any time purchase outstanding preferred securities by tender, in the open market or by private agreement.

     The trust will make payment of the redemption price on the preferred securities and any distribution of corresponding junior subordinated debentures to the applicable record holders as they appear on the register for the preferred securities on the relevant record date. This date will generally be one business day prior to the relevant redemption date or liquidation date. However, if any preferred securities are not in book-entry form, the relevant record date for the preferred securities will be the date 15 days prior to the redemption date or liquidation date.

     If less than all of the preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the preferred securities and common securities to be redeemed will be allocated proportionately among the preferred securities and the common securities. The property trustee will select the particular preferred securities to be redeemed on a proportionate basis not more than 60 days prior to the redemption date from the outstanding preferred securities not previously called for redemption, by any method that the property trustee deems fair and appropriate. This method may provide for the selection for redemption of portions, equal to $25 or an integral multiple of $25, of the liquidation amount of preferred securities. The property trustee will promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of the preferred securities to be redeemed.

SUBORDINATION OF COMMON SECURITIES

     The trust will make payment of distributions, any additional amounts and the redemption price on the preferred securities and common securities proportionately based on the liquidation amount of the preferred securities and common securities. However, if on any distribution date or redemption date a debenture event of default exists, the trust will not make any payment on the common securities unless

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

payment in full in cash of all accumulated and unpaid distributions, any additional amounts and the full amount of the redemption price on all of the outstanding preferred securities of the trust, has been made or provided for. The property trustee will apply all available funds first to the payment in full in cash of all distributions on the preferred securities then due and payable.

     If any event of default resulting from a debenture event of default exists, we, as holder of the common securities of the trust, will be deemed to have waived any right to act with respect to the event of default under the trust agreement until the effect of all those events of default with respect to the preferred securities has been cured, waived or otherwise eliminated. Until any events of default under the trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf, as a holder of the preferred securities, and not on our behalf as holder of the common securities, and only you acting with the other holders will have the right to direct the property trustee to act on your behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

     Each trust will automatically terminate upon expiration of its term or the redemption of all of the preferred securities of the trust. In addition, we will terminate the trust on the first to occur of:

     - our bankruptcy, dissolution or liquidation;

     - the distribution of a like amount of corresponding junior subordinated debentures to the holders of the trust's preferred securities and common securities; and

     - the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

     If an early termination occurs as described in the clauses above, the trustees will liquidate the trust as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the preferred securities and common securities a like amount of corresponding junior subordinated debentures. If the property trustee determines that this distribution is not practical, you will be entitled to receive out of the assets of the trust available for distribution, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions up to but not including the date of payment. We refer to this liquidation amount in this prospectus as the "liquidation distribution." If the trust can make the liquidation distribution only in part because it has insufficient assets available to pay the full aggregate liquidation distribution, then it will pay the amounts on a proportionate basis. We, as the holder of the common securities, will be entitled to receive distributions upon any liquidation proportionately with you, and the other holders of the preferred securities, except that if an event exists that constitutes a debenture event of default, the preferred securities will have a priority over the common securities. A supplemental indenture may provide that if an early termination occurs as described in the third clause above, the corresponding junior subordinated debentures may be subject to optional redemption in whole, but not in part.

EVENTS OF DEFAULT; NOTICE

     Under the terms of the trust agreements, each of the following constitutes an event of default for a series of preferred securities:

     - the occurrence of a debenture event of default under the corresponding junior subordinated indenture (see "Description of Junior Subordinated Debentures -- Debenture Events of Default");

     - default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days;

     - default by the property trustee in the payment of any redemption price of the preferred securities or common securities when it becomes due and payable;
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     - default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in the second and third clauses above, and continuation of the default or breach for a period of 60 days after there has been given to the defaulting trustee or trustees by the holders of at least 10% in aggregate liquidation amount of the outstanding preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a notice of default under such trust agreement; or

     - the bankruptcy or insolvency of the property trustee and our failure to appoint a successor property trustee within 60 days of that event.

     Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to you, the administrative trustees and us, as depositor, unless the event of default has been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are and they are in compliance with all the conditions and covenants applicable to them and to us under the trust agreement.

     If a debenture event of default then exists, the preferred securities will have a preference over the common securities upon termination of the trust. See "-- Liquidation Distribution upon Termination."

     The existence of an event of default does not entitle you to accelerate the maturity of the corresponding junior subordinated debentures.

MODIFICATION OF THE JUNIOR SUBORDINATED INDENTURE

     In the case of corresponding junior subordinated debentures, so long as any of the related series of preferred securities remain outstanding:

     - no modification of the junior subordinated indenture may be made that adversely affects the holders of the preferred securities;

     - no termination of the junior subordinated indenture may occur; and

     - no waiver of any debenture event of default or compliance with any covenant under the junior subordinated indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the related preferred securities unless the principal of, and premium, if any on, the corresponding junior subordinated debentures and all accrued and unpaid interest on the corresponding junior subordinated debentures have been paid in full and other conditions are satisfied.

REMOVAL OF TRUSTEES

     Unless a debenture event of default exists, the holder of the common securities may remove any trustee. If a debenture event of default exists, the holders of a majority in liquidation amount of the outstanding preferred securities may remove the property trustee and the Delaware trustee. In no event will you have the right to vote to appoint, remove or replace the administrative trustees. These voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an event of default then exists, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may be located, we, as the holder of the common securities, and the administrative trustees will have power to appoint one

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or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee. These persons will have the powers provided in the instrument of appointment, and we may vest in that person or persons any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If a debenture event of default exists, the property trustee alone will have power to make that appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

     Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the trustee is a party, or any corporation succeeding to all or substantially all the corporate trust business of the trustee, will be the successor of such trustee under the trust agreements, provided that the corporation is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUSTS

     A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below.

     A trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state. However, the following conditions must be satisfied:

     - the successor entity must either:

      - expressly assume all of the obligations of the trust relating to the preferred securities; or

      - substitute for the preferred securities other securities having substantially the same terms and the same ranking as the preferred securities;

     - we must expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

     - the successor securities must be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed;

     - the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease must not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

     - the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease must not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect;

     - the successor entity must have a purpose identical to that of the trust;

     - prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease we must have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

      - the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect; and

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

      - following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

     - we or any permitted successor or assignee must own all of the common securities of the successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

     However, a trust may not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if it would cause the trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

     Except as provided below and under "Description of Guarantees-Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, you will have no voting rights.

     We and the trustees may amend a trust agreement without your consent:

     - to cure any ambiguity, correct or supplement any provisions in the trust agreement which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement; or

     - to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for federal income tax purposes as a grantor trust at all times that any preferred securities and common securities are outstanding, or to ensure that the trust will not be required to register as an investment company under the Investment Company Act.

However, in the case of the first clause above, the action may not adversely affect in any material respect the interests of the holders of the preferred securities or our interests, as the holder of the common securities. Any amendments of the trust agreement will become effective when notice is given to you and us.

     We and the trustees may also amend a trust agreement with:

     - the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding preferred securities and common securities; and

     - receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees under the amendment will not affect the status of the trust as a grantor trust for federal income tax purposes or its exemption from the status of an "investment company" under the Investment Company Act.

     Without both your and our consent a trust agreement may not be amended to:

     - change the amount or timing of any distribution on the preferred securities and common securities or otherwise adversely affect the amount of any distribution of the preferred securities and common securities as of a specified date; or

     - restrict your or our right to institute suit for the enforcement of any payment on or after that date.

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     So long as any corresponding junior subordinated debentures are held by the property trustee, the trustees may not:

     - direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or for executing any trust or power conferred on the property trustee with respect to the corresponding junior subordinated debentures;

     - waive any past default that is waiveable under specified sections of the junior subordinated indenture;

     - exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures is due and payable; or

     - consent to any amendment, modification or termination of the junior subordinated indenture or the corresponding junior subordinated debentures, where that consent is required without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities. However, where a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected by the consent, no consent may be given by the property trustee without the prior consent of each holder of the related preferred securities.

     The trustees may not revoke any action previously authorized or approved by a vote of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee will notify you of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the approval of the holders of the preferred securities prior to taking any of these actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the trust will not be classified as a corporation or partnership for United States federal income tax purposes on account of the action.

     Any required approval of holders of preferred securities may be given at a meeting of holders of preferred securities convened for that purpose or through a written consent. The property trustee will cause a notice of any meeting at which you are entitled to vote, or of any matter upon which action by written consent is to be taken, to be given to each holder of record of preferred securities in the manner set forth in the trust agreement.

     Your vote or consent is not required for a trust to redeem and cancel the preferred securities under the applicable trust agreement.

     Any preferred securities that are owned by us, the trustees or any of our affiliates or any affiliate of the trustees, will, for purposes of a vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

     Each trust may issue a series of preferred securities in the form of one or more global preferred securities that will be deposited with a depositary identified in a prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the Depositary Trust Company, New York, New York, or DTC, will act as depositary. The trusts will issue global preferred securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for individual preferred securities, a global preferred security may not be transferred unless it is being transferred to certain nominees of the depositary.

     We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

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     BENEFICIAL INTERESTS IN A GLOBAL PREFERRED SECURITY

     If a trust issues a global preferred security, the depositary for the global preferred security or its nominee will credit on its book-entry registration and transfer system the aggregate liquidation amounts of the individual preferred securities represented by the global preferred securities to the accounts of participants. The accounts will be designated by the dealers, underwriters or agents for the preferred securities, or by us if the preferred securities are offered and sold directly by the trust. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold the trust interests through participants. Ownership and transfers of beneficial interests in the global preferred security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states may require that you take physical delivery of the securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global preferred security.

     So long as the depositary or its nominee is the registered owner of the global preferred security, the depositary or nominee will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the trust agreement. Except as provided below, you:

     - will not be entitled to have any of the individual preferred securities represented by the global preferred security registered in your name;

     - will not receive or be entitled to receive physical delivery of any preferred securities in definitive form; and

     - will not be considered the owner or holder of the preferred security under the trust agreement.

     PAYMENTS OF DISTRIBUTIONS

     The trust will pay distributions on global preferred securities to the depositary that is the registered holder of the global security, or its nominee. The depositary for the preferred securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global preferred security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

     We expect that the depositary or its nominee, upon receipt of any payment of liquidation amount, premium or distributions, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the aggregate liquidation amount of the global preferred security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global preferred security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

     ISSUANCE OF DEFINITIVE PREFERRED SECURITIES

     Unless otherwise provided in the applicable prospectus supplement, if a depositary for a series of preferred securities is at any time unwilling, unable or ineligible to continue as a depositary and the trust does not appoint a successor depositary within 90 days, the trust will issue definitive preferred securities in exchange for the global preferred security. In addition, the trust may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to the preferred securities, determine not to have any preferred securities represented by one or more global preferred securities. If that occurs, the trust will issue definitive preferred securities in exchange for the global preferred security.

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

     Further, the trust may specify that you may, on terms acceptable to us, the property trustee and the depositary for the global preferred security, receive definitive preferred securities in exchange for your beneficial interests in a global preferred security, subject to any limitations described in the prospectus supplement relating to the preferred securities. In that instance, you will be entitled to physical delivery of definitive preferred securities equal in liquidation amount to that beneficial interest and to have the preferred securities registered in your name. Unless otherwise provided in the applicable prospectus supplement, those definitive preferred securities will be issued in denominations of $25 and integral multiples of $25.

PAYMENT AND PAYING AGENTS

     Unless otherwise provided in the applicable prospectus supplement, each trust will make payments on the preferred securities to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates. However, if any preferred securities are not held by DTC, the trust will make the payments by check mailed to the address of the holder entitled to the payment as shown on the register. Unless otherwise provided in the applicable prospectus supplement, the paying agent will initially be the property trustee, together with any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent may resign as paying agent upon 30 days' written notice to the property trustees and us. If the property trustee ceases to be the paying agent, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to the administrative trustees and us.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise provided in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

     The trust will register transfers of preferred securities without charge, but upon your payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register the transfer of its preferred securities after the preferred securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee, unless an event of default then exists, will be required to perform only those duties that are specifically set forth in the applicable trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default then exists and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in a trust agreement or is unsure of the application of any provision of a trust agreement, and the matter is not one on which holders are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us. If it is not so directed, the property trustee will take such action as it deems advisable and in the best interests of the holders of the preferred securities and the holder of the common securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     Each trust agreement authorizes and directs the administrative trustees to operate the trust in such a way that the trust will not be deemed to be an investment company required to be registered under the Investment Company Act or taxed as a corporation for federal income tax purposes, and in such a way that the corresponding junior subordinated debentures will be treated as our indebtedness for United States federal income tax purposes. We and the administrative trustees are authorized to

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

take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement, that we and the administrative trustees determine in our discretion to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the preferred securities.

     You have no preemptive or similar rights as a holder of preferred securities. No trust may borrow money or issue debt or mortgage or pledge any of its assets.

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

                           DESCRIPTION OF GUARANTEES

     At the same time as the issuance by a trust of its preferred securities, we will execute and deliver a guarantee for your benefit as a holder of the preferred securities. Bank One Trust Company, N.A. will act as indenture trustee under each guarantee for the purposes of compliance with the Trust Indenture Act. Each guarantee will be qualified as an indenture under the Trust Indenture Act.

     The following description of the terms of the guarantees is a summary. It summarizes only those portions of the guarantees which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the guarantees, and not this summary, which define your rights. There may be other provisions in the guarantees which are also important to you. You should read each guarantee itself for a full description of its terms. The guarantees are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the guarantees. The terms of each guarantee will include those stated in the applicable guarantee and those made part of the guarantee by reference to the Trust Indenture Act. Each guarantee will be executed at the time the related trust issues any preferred securities and will be filed with the SEC on a Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. When we refer in this summary to preferred securities, we mean the preferred securities issued by a trust to which a guarantee relates.

GENERAL TERMS OF THE GUARANTEES

     We will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, as defined below, to you, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

     The following payments, which we refer to in this prospectus as the "guarantee payments," to the extent not paid by or on behalf of the related trust, will be subject to the guarantees:

     - any accrued and unpaid distributions required to be paid to you on the related preferred securities, to the extent that the trust has funds available for the payments;

     - the redemption price, including all accrued and unpaid distribution to the date of redemption with respect to any preferred securities called for redemption by the trust, to the extent that the trust has funds available for the payments; or

     - upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, unless the corresponding junior subordinated debentures are distributed to you, the lesser of:

      - the liquidation distribution; and

      - the amount of assets of the trust remaining available for distribution to you.

     Our obligation to make a guarantee payment may be satisfied by us directly paying to you the required amounts or by causing the trust to pay the amounts to you.

     Each guarantee will be an irrevocable guarantee on a subordinated basis of the related trust obligations under the preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments. It is not a guarantee of collection.

     If we do not make interest payments on the corresponding junior subordinated debentures held by the trust, we expect that the trust will not pay distributions on the preferred securities and will not have funds legally available for those payments. The guarantees will rank subordinate and junior in right of payment to all of our debt other than debt which ranks equally with or junior to the guarantees. See "-- Status of the Guarantees."

     As a non-operating holding company, most of our operating assets and the assets of our consolidated subsidiaries are owned by our subsidiaries. We rely primarily on dividends from our

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

subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, our obligations under the guarantees will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should rely only on our assets for payments we owe. The payment of dividends by our insurance company subsidiaries may be restricted by state insurance laws and regulations as administered by state insurance departments. See "The Chubb Corporation."

     Unless we state otherwise in the applicable prospectus supplement, the guarantees do not limit the amount of secured or unsecured debt that we may incur. We expect from time to time to incur additional senior debt.

     We have, through the guarantees, the trust agreements, the junior subordinated debentures, the junior subordinated indenture and related expense agreements, taken together, fully, irrevocably and unconditionally guaranteed all of the obligations of the trusts under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees."

STATUS OF THE GUARANTEES

     The guarantees will constitute unsecured obligations of Chubb and will rank subordinate and junior in right of payment to all its senior debt. Senior debt for this purpose has the same meaning as for the junior subordinated debentures.

     Unless we state otherwise in the applicable prospectus supplement, the guarantee of a series of preferred securities will rank equally with the guarantees relating to all other series of preferred securities that we may issue. A guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. The property trustee of the related trust will hold the guarantees for your benefit. The guarantees will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the corresponding junior subordinated debentures to you.

AMENDMENTS AND ASSIGNMENT

     We may not amend a guarantee without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of outstanding preferred securities, except for any changes which do not materially adversely affect the rights of the holders of the preferred securities, in which case no vote will be required. The manner of obtaining any approval will be as set forth under "Description of Preferred Securities -- Voting Rights; Amendment of Trust Agreement."

     All guarantees and agreements contained in a guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred securities then outstanding.

EVENTS OF DEFAULT

     An event of default under a guarantee will occur when we fail to perform any of our payment or other obligations under the guarantee. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

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

     You may institute a legal proceeding directly against us to enforce your rights under a guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

     We, as guarantor, are required to file annually with each guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, unless a default by us in the performance of the guarantee then exists, is required to perform only those duties that are specifically set forth in the guarantee. After a default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. However, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur.

TERMINATION OF THE GUARANTEES

     Each guarantee will terminate and be of no further force and effect upon:

     - full payment of the redemption price of the related preferred securities;

     - full payment of the amounts payable upon liquidation of the related trust; or

     - the distribution of corresponding junior subordinated debentures to the holders in exchange for the related preferred securities.

     The guarantee will continue to be effective or will be reinstated if at any time you must restore payment of any sums paid under the preferred securities or the guarantees.

GOVERNING LAW

     The guarantees will be governed by and construed in accordance with the laws of the State of New York.

EXPENSE AGREEMENTS

     We will enter into an expense agreement with each trust. Under each expense agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the relevant trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to you the amounts due to you under the terms of the preferred securities.

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          DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     The corresponding junior subordinated debentures are to be issued in one or more series under the junior subordinated indenture, with terms corresponding to the terms of the related preferred securities. The terms of the junior subordinated debentures and the junior subordinated indenture are generally described under "Description of Junior Subordinated Debentures." The following summary describes the terms of the corresponding junior subordinated debentures and the junior subordinated indenture that will apply in the specific case of our issuing junior subordinated debentures to a trust in the context of that trust issuing related preferred securities to you.

     The following description of the terms of the corresponding junior subordinated debentures and the junior subordinated indenture is a summary. It summarizes only those portions of the junior subordinated indenture which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the form of the junior subordinated indenture itself for a full description of its terms. The junior subordinated indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated indenture.

GENERAL TERMS OF THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     At the same time a trust issues preferred securities, the trust will invest the proceeds from the sale of the preferred securities and the consideration paid by us for the common securities in a series of corresponding junior subordinated debentures issued by us to the trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related preferred securities plus our investment in the common securities and, unless we state otherwise in the applicable prospectus supplement, will rank equally with all other series of corresponding junior subordinated debentures. The corresponding junior subordinated debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior subordinated indenture to all our senior debt. See "Description of Junior Subordinated Debentures -- Subordination" and the prospectus supplement relating to any offering of related preferred securities.

REDEMPTION

     Unless we state otherwise in the applicable prospectus supplement, we may, at our option and at any time, redeem any series of corresponding junior subordinated debentures, in whole or in part, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest up to but not including the redemption date. We may redeem corresponding junior subordinated debentures in denominations larger than $25 but only in integral multiples of $25.

     We will mail notice of any redemption of your junior subordinated debentures at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

     If an event occurs that constitutes a tax event or an investment company event we will have the right to redeem the corresponding junior subordinated debentures in whole, but not in part, within 90 days following the occurrence of the tax event or the investment company event, subject to the provisions of the junior subordinated indenture. The redemption price for any corresponding junior subordinated debentures will be equal to 100% of the principal amount plus accrued and unpaid interest up to but not including the redemption date. Events that constitute a tax event or an investment company event are described under "Description of Preferred Securities -- Redemption-Redemption or Distribution Upon the Occurrence of a Tax Event or an Investment Company Event".

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

     For so long as the applicable trust is the holder of all the outstanding series of corresponding junior subordinated debentures, the trust will use the proceeds of any redemption to redeem the corresponding preferred securities. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of the series for all interest periods terminating on or prior to the redemption date.

COVENANTS OF THE CHUBB CORPORATION

     We will covenant in the junior subordinated indenture for each series of corresponding junior subordinated debentures that we will pay additional sums to the trust if:

     - the trust that has issued the corresponding series of preferred securities and common securities is the holder of all of the corresponding junior subordinated debentures;

     - a tax event exists; and

     - we have not redeemed the corresponding junior subordinated debentures or terminated the trust.

     We will also covenant, for each series of corresponding junior subordinated debentures, that we and our subsidiaries will not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock; or

     - make any payment of principal of, interest or premium, if any, on or repay or repurchase or redeem any debt securities, including other corresponding junior subordinated debentures, that rank equally with or junior in interest to the corresponding junior subordinated debentures or make any related guarantee payments, other than:

     - dividends or distributions in our common stock;

     - redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future; and

     - payments under any guarantee of preferred securities,

if at that time:

     - there has occurred any event of which we have actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an event of default under the junior subordinated indenture for that series of corresponding junior subordinated debentures which we have not taken reasonable steps to cure;

     - we are in default on our payment of any obligations under the related guarantee; or

     - we have given notice of our selection of an extension period as provided in the junior subordinated indenture for that series of corresponding junior subordinated debentures and have not rescinded that notice, or the extension period, or any extension, is continuing.

     We will also covenant, for each series of corresponding junior subordinated debentures:

     - to maintain, by ourselves or our permitted successors, directly or indirectly 100% ownership of the common securities of the trust to which corresponding junior subordinated debentures have been issued;

     - not to voluntarily terminate, wind-up or liquidate any trust, except in connection with a distribution of corresponding junior subordinated debentures to you in liquidation of the trust,

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

       or in connection with mergers, consolidations or amalgamations permitted by the related trust agreement; and

     - to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain a statutory trust and not to be classified as an association taxable as a corporation for United States federal income tax purposes.

     When we use the term "additional sums," we mean the additional amounts that may be necessary in order that the amount of distributions then due and payable by a trust on its outstanding preferred securities and common securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a tax event.

RIGHTS OF PREFERRED SECURITYHOLDERS

     If a debenture event of default is attributable to our failure to pay interest or principal on the corresponding junior subordinated debentures on the date the interest or principal is payable, you, as a holder of related preferred securities may institute a legal proceeding directly against us, which we refer to in this prospectus as a direct action, for enforcement of payment to you of the principal of or interest on the corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of your related preferred securities.

     We may not amend the junior subordinated indenture to remove the right to bring a direct action without the prior written consent of the holders of all of the related preferred securities. If the right to bring a direct action is removed, the applicable issue may become subject to the reporting obligations under the Securities Exchange Act of 1934. We have the right under the junior subordinated indenture to set-off any payment made to you as a holder of preferred securities by us in connection with a direct action.

     If an event of default under the junior subordinated indenture with respect to the outstanding junior subordinated debentures occurs and is continuing, and if the debenture trustee or the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debentures fail to declare the principal amount of all of the junior subordinated debentures to be due and payable immediately, the holders of 25% in aggregate liquidation amount of the related series of preferred securities may by written notice thereof to us and to the debenture trustee declare the principal amount of the junior subordinated debentures to be due and payable.

     You will not be able to exercise directly any remedies other than those described in the preceding three paragraphs available to holders of the junior subordinated debentures unless there has been an event of default under the trust agreement.

DISTRIBUTION OF THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of corresponding junior subordinated debentures at the time that we exercise our right to elect to terminate the related trust and cause the corresponding junior subordinated debentures to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.

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         RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING
               JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEES

     As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debentures, these payments will be sufficient to cover distributions and other payments due on the related preferred securities, primarily because:

     - the aggregate principal amount of each series of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the corresponding preferred securities and corresponding common securities;

     - the interest rate and interest and other payment dates on each series of corresponding junior subordinated debentures will match the distribution rate and distribution and other payment dates for the corresponding preferred securities;

     - we will pay for all and any costs, expenses and liabilities of the trust except the obligations of the trust to holders of its preferred securities under the preferred securities; and

     - each trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

     We will irrevocably guarantee payments of distributions and other amounts due on the preferred securities, to the extent the trust has funds available for the payment of such distributions, as set forth under "Description of Guarantees."

     Taken together, our obligations under each series of junior subordinated debentures, the junior subordinated indenture, the related trust agreement, the related expense agreement and the related guarantee provide a full, irrevocable and unconditional guarantee by us of payments of distributions and other amounts due on the related series of preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the related trust will not pay distributions or other amounts due on its preferred securities.

     Notwithstanding anything to the contrary in the junior subordinated indenture, we have the right to set-off any payment we are otherwise required to make under the junior subordinated indenture with and to the extent we have made or are making a payment under the related guarantee.

     You may institute a legal proceeding directly against us to enforce your rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

     The preferred securities of each trust evidence your rights to the benefits of the trust. Each trust exists for the sole purpose of issuing its preferred securities and common securities, investing the proceeds from the sale of such securities in corresponding junior subordinated debentures and related purposes.

     A principal difference between your rights as a holder of a preferred security and the rights of a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture will accrue, and, subject to the permissible extension of the interest period, is entitled to receive, interest on the principal amount of corresponding junior subordinated debentures held, while you are only entitled to receive distributions if and to the extent the trust has funds available for the payment of those distributions.

     Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debentures, you will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Preferred
Securities -- Liquidation Distribution upon Termination."

     Upon any voluntary or involuntary liquidation or bankruptcy of Chubb, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor. In this case, the property trustee would be subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, your position as a holder of the preferred securities and the position of a holder of the corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of our company would be substantially the same.

     A default or event of default under any senior debt would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under, or acceleration of, senior debt, the subordination provisions of the junior subordinated indenture provide that we may not make payments on the corresponding junior subordinated debentures until the senior debt has been paid in full or any payment default under the senior debt has been cured or waived. Our failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.

                              PLAN OF DISTRIBUTION

     We may sell the securities offered by this prospectus through agents, underwriters or dealers, or directly to purchasers.

     Agents who we designate may solicit offers to purchase the securities.

     - We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

     - Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

     - Our agents may be deemed to be underwriters under the Securities Act of 1933, as amended, of any of the securities that they offer or sell.

     We may use an underwriter or underwriters in the offer or sale of our securities.

     - If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

     - We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

     - The underwriters will use the applicable prospectus supplement to sell the securities.

     We may use a dealer to sell the securities.

     - If we use a dealer, we, as principal, will sell the securities to the dealer.

     - The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.

     - We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

     We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of our direct sales in the applicable prospectus supplement.

     We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

     We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

     - If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

     - These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

     - We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

                                 LEGAL OPINIONS

     Unless we state otherwise in the applicable prospectus supplement, the validity of any securities offered by us under this prospectus, other than any preferred securities will be passed upon for us by Debevoise & Plimpton, New York, New York. Such counsel may rely on the opinion of Drinker Biddle & Reath, LLP, Florham Park, New Jersey, as to matters of New Jersey law. The validity of any preferred securities will be passed upon for the trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

                                    EXPERTS

     The consolidated financial statements and schedules of The Chubb Corporation appearing in The Chubb Corporation's Annual Report (Form 10-K) for the year ended December 31, 2002 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us and the trusts. The rules of the SEC allow us to omit from this prospectus some of the information included in the registration statement. This information may be inspected and copied at, or obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This URL is intended to be an inactive textual reference only. It is not intended to be an active hyperlink to the SEC's website. The information on the SEC's website, which might be accessible through a hyperlink resulting from this URL, is not and is not intended to be part of this prospectus and is not incorporated into this prospectus by reference.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above and may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

                           INCORPORATION BY REFERENCE

     The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

     - our Annual Report on Form 10-K for the year ended December 31, 2002;

     - our amendment to our Annual Report on Form 10-K for the year ended December 31, 2002 on Form 10-K/A as filed with the SEC on March 13, 2003;

     - our Current Report on Form 8-K dated January 21, 2003 and our Current Report on Form 8-K filed on March 11, 2003;

     - the information under the captions indicated in Part III of our Annual Report on Form 10-K on pages 3 through 11, 14 through 25 and 38 our definitive Proxy Statement dated March 28, 2003; and

     - all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to The Chubb Corporation, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615, Attention: Secretary (telephone: 908-903-2000).

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth those expenses to be incurred by Chubb in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

Securities and Exchange Commission filing fee...............   $202,250
Fees and expenses of trustee................................          *
Printing and engraving expenses.............................          *
Accountant's fees and expenses..............................          *
Legal fees and expenses.....................................          *
Miscellaneous expenses......................................          *
                                                               --------
     Total..................................................   $      *
                                                               ========

---------------

* To be provided by amendment

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Chubb Corporation is organized under the laws of the State of New Jersey. The New Jersey Business Corporation Act, as amended (the "NJBCA"), provides that a New Jersey corporation has the power generally to indemnify its directors, officers, employees and other agents against expenses and liabilities in connection with any proceeding involving such person by reason of his or her being or having been a corporate agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of directors, officers, employees and other agents against expenses is permitted if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court, or the court in which such proceeding was brought, shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. Expenses incurred by a director, officer, employee or other agent in connection with a proceeding may be, under certain circumstances, paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and advance expenses under the NJBCA does not exclude other rights to which a director, officer, employee or other agent of the corporation may be entitled to under the certificate of incorporation, by-laws, agreement, vote of stockholders, or otherwise, provided that no indemnification is permitted to be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his or her acts or omissions were in breach of his or her duty of loyalty to the corporation or its shareholders, were not in good faith or involved a violation of the law, or resulted in the receipt by such person of an improper personal benefit.

     Under the NJBCA, a New Jersey corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a corporate agent, whether or not the corporation has the power to indemnify him or her against such expenses and liabilities under the NJBCA. All of the foregoing powers of indemnification granted to a New Jersey corporation may be exercised by such corporation notwithstanding the absence of any provision in its certificate of incorporation or by-laws authorizing the exercise of such powers. However, a New Jersey corporation may, with certain limitations, provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of a duty owed to the corporation or its shareholders.

     Reference is made to Sections 14A:3-5 and 14A:2-7(3) of the NJBCA in connection with the above summary of indemnification, insurance and limitation of liability.

     Article XII of the Restated Certificate of Incorporation of Chubb reads as follows:

TWELFTH:

     SECTION A. A Director or Officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except for liability for any breach of duty based upon an act or omission (i) in breach of such Director's or Officer's duty of loyalty to the Corporation or stockholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such Director or Officer of an improper personal benefit. The provisions of this section shall be effective as and to the fullest extent that, in whole or in part, they shall be authorized or permitted by the laws of the State of New Jersey. No repeal or modification of the foregoing provisions of this Section A nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a Director or Officer of the Corporation which exists at the time of such repeal or modification.

     SECTION B.

     1.  As used in this Section B:

          (a) "corporate agent" means any person who is or was a director, officer, or employee of the Corporation and any person who is or was director, officer, trustee or employee of any other enterprise, serving, or continuing to serve, as such at the written request of the Corporation, signed by the Chairman or the President or pursuant to a resolution of the Board of Directors, or the legal representative of any such person;

          (b) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit, served by a corporate agent;

          (c) "expenses" means reasonable costs, disbursements and counsel fees;

          (d) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

          (e) "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, and shall include any proceeding as so defined existing at or before, and any proceedings relating to facts occurring or circumstances existing at or before, the adoption of this Section B.

     2. Each corporate agent shall be indemnified by the Corporation against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his having been such corporate agent to the fullest extent permitted by applicable law as the same exists or may hereafter be amended or modified. The right to indemnification conferred by this paragraph 2 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law as the same exists or may hereafter be amended or modified. The right to indemnification conferred in this paragraph 2 shall be a contract right.

     3. The Corporation may purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceedings and any liabilities asserted against him by reason of his having been a corporate agent, whether or not the Corporation would have the power to indemnify him against such expenses and liabilities under applicable law as the same exists or may hereafter be amended or modified. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.

     The rights and authority conferred in this Section B shall not exclude any other right to which any person may be entitled under this Certificate of Incorporation, the By-Laws, any agreement, vote of stockholders or otherwise. No repeal or modification of the foregoing provisions of this Section B nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a corporate agent which exists at the time of such repeal or modification.

     Chubb is insured against liabilities which it may incur by reason of
Article XII of Chubb's Restated Certificate of Incorporation. In addition, directors and officers of Chubb are insured at the expense of Chubb against certain liabilities which might arise out of their service and not be subject to indemnification.

ITEM 16.  EXHIBITS.

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
   1.1    Form of Underwriting Agreement relating to the Debt
          Securities (incorporated herein by reference to Exhibit 1.1 to The Chubb Corporation's Registration Statement on Form
          S-3 (No. 33-59111)).
   1.2    Form of Underwriting Agreement relating to the Common Stock,
          Preferred Stock and Convertible Subordinated Debt Securities
          of The Chubb Corporation (incorporated by reference to
          Exhibit 1.3 to The Chubb Corporation's Registration
          Statement on Form S-3 (No. 33-591111)).
  *1.3    Form of Underwriting Agreement (Preferred Securities of
          Chubb Capital Trust I, Chubb Capital Trust II and Chubb
          Capital Trust III).
  *1.4    Form of Underwriting Agreement (Stock Purchase Contracts of
          The Chubb Corporation).
  *1.5    Form of Underwriting Agreement (Stock Purchase Units of The
          Chubb Corporation).
  *1.6    Form of Underwriting Agreement (Warrants of The Chubb
          Corporation).
   3.1    Restated Certificate of Incorporation of The Chubb
          Corporation (incorporated by reference to Exhibit 3 of The
          Chubb Corporation's Quarterly Report on Form 10-Q for the
          quarterly period ended June 30, 1996, filed on August 14,
          1996 (No. 1-8661)).
   3.2    Certificate of Amendment to the Restated Certificate of
          Incorporation of The Chubb Corporation (incorporated by
          reference to Exhibit 3 of The Chubb Corporation's Annual
          Report on Form 10-K for the year ended December 31, 1998,
          filed on March 29, 1999 (No. 1-8661)).
   3.3    Certificate of Correction of Certificate of Amendment to the
          Restated Certificate of Incorporation of The Chubb
          Corporation (incorporated by reference to Exhibit 3 of The
          Chubb Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 29, 1999 (No.
          1-8661)).
   3.4    Restated By-laws of The Chubb Corporation (incorporated by reference to Exhibit 3 of The Chubb Corporation's first
          amendment to its Annual Report on Form 10-K for the year
          ended December 31, 2002, filed on March 13, 2003 (No.
          1-8661)).
   4.1    Indenture dated as of October 25, 1989, between The Chubb
          Corporation and Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago relating to Senior Debt Securities (incorporated by reference to
          Exhibit 4(a) to The Chubb Corporation's Registration
          Statement on Form S-3 (No. 33-31796)).

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  *4.2    Indenture between The Chubb Corporation and Bank One Trust
          Company, N.A., as successor in interest to The First
          National Bank of Chicago relating to Subordinated Debt
          Securities.
  *4.3    Indenture between The Chubb Corporation and Bank One Trust
          Company, N.A. relating to Junior Subordinated Debentures.
   4.4    Certificate of Trust of Chubb Capital Trust I.
   4.5    Trust Agreement of Chubb Capital Trust I.
   4.6    Certificate of Trust of Chubb Capital Trust II.
   4.7    Trust Agreement of Chubb Capital Trust II.
   4.8    Certificate of Trust of Chubb Capital Trust III.
   4.9    Trust Agreement of Chubb Capital Trust III.
 *4.10    Form of Amended and Restated Trust Agreement for Chubb
          Capital Trust I.
 *4.11    Form of Preferred Security Certificate for Chubb Capital
          Trust I (included as Exhibit E of Exhibit 4.10).
 *4.12    Form of Agreement as to Expenses and Liabilities for Chubb
          Capital Trust I (included as Exhibit D of Exhibit 4.10).
 *4.13    Form of Guarantee Agreement in respect of Chubb Capital
          Trust I.
 *4.14    Form of Amended and Restated Trust Agreement for Chubb
          Capital Trust II.
 *4.15    Form of Preferred Security Certificate for Chubb Capital
          Trust II (included as Exhibit E of Exhibit 4.14).
 *4.16    Form of Agreement as to Expenses and Liabilities for Chubb
          Capital Trust II (included as Exhibit D of Exhibit 4.14).
 *4.17    Form of Guarantee Agreement in respect of Chubb Capital
          Trust II.
 *4.18    Form of Amended and Restated Trust Agreement for Chubb
          Capital Trust III.
 *4.19    Form of Preferred Security Certificate for Chubb Capital
          Trust III (included as Exhibit E of Exhibit 4.18).
 *4.20    Form of Agreement as to Expenses and Liabilities for Chubb
          Capital Trust III (included as Exhibit D of Exhibit 4.18).
 *4.21    Form of Guarantee Agreement in respect of Chubb Capital
          Trust III.
  4.22    Form of Deposit Agreement (incorporated by reference to
          Exhibit 4.10 to The Chubb Corporation's Registration
          Statement on Form S-3 (No. 33-59111)).
  4.23    Form of Depositary Receipt for The Chubb Corporation
          Depository Shares (included in Exhibit 4.22).
  4.24    Rights Agreement, dated as of March 12, 1999, between The
          Chubb Corporation and EquiServe Trust Company, N.A. as
          Rights Agent (incorporated by reference to Exhibit 1 to The
          Chubb Corporation's Registration Statement on Form 8-A (No.
          1-08661)).
  4.25    Form of The Chubb Corporation Common Stock and Preferred
          Stock Warrant Agreement (incorporated herein by reference to
          Exhibit 4.12 to The Chubb Corporation's Registration
          Statement on form S-3 (No. 33-59111)).
  4.26    Form of The Chubb Corporation Debt Warrant Agreement
          (incorporated herein by reference to Exhibit 4.13 to The
          Chubb Corporation's Registration Statement on Form S-3 (No.
          33-59111)).
 *4.27    Form of Purchase Contract Agreement.
 *4.28    Form of Pledge Agreement.
  *5.1    Opinion of Debevoise & Plimpton.
  *5.2    Opinion of Drinker Biddle & Reath, LLP.
  *5.3    Opinion of Richards, Layton & Finger, P.A. relating to the legality of the Preferred Securities of Chubb Capital Trust
          I.

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  *5.4    Opinion of Richards, Layton & Finger, P.A. relating to the legality of the Preferred Securities of Chubb Capital Trust
          II.
  *5.5    Opinion of Richards, Layton & Finger, P.A. relating to the legality of the Preferred Securities of Chubb Capital Trust
          III.
 *12.1    Statement Re: Computation of Ratio of Earnings to
          Consolidated Fixed Charges and Earnings to Combined
          Consolidated Fixed Charges and Preferred Stock Dividends of
          The Chubb Corporation.
  23.1    Consent of Ernst & Young LLP.
 *23.2    Consent of Debevoise & Plimpton (included in Exhibit 5.1
          hereto).
 *23.3    Consent of Drinker Biddle & Reath, LLP (included in Exhibit
          5.2 hereto).
 *23.4    Consent of Richards, Layton & Finger, P.A. special Delaware counsel (included in Exhibits 5.3, 5.4 and 5.5 hereto).
  24.1    Powers of Attorney for the directors and certain officers of
          The Chubb Corporation.
 *25.1    Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Bank One Trust Company, N.A., as
          Trustee for the Junior Subordinated Indenture.
 *25.2    Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Bank One Trust Company, N.A., as
          Trustee for the Subordinated Indenture.
 *25.3    Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Bank One Trust Company, N.A., as
          Trustee for the Senior Indenture.
 *25.4    Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Bank One Trust Company, N.A., as
          Property Trustee for the Amended and Restated Trust
          Agreement of Chubb Capital Trust I.
 *25.5    Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Bank One Trust Company, N.A., as
          Guarantee Trustee for the Guarantee for Chubb Capital Trust
          I.
 *25.6    Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Bank One Trust Company, N.A., as
          Property Trustee for the Amended and Restated Trust
          Agreement of Chubb Capital Trust II.
 *25.7    Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Bank One Trust Company, N.A., as
          Guarantee Trustee for the Guarantee for Chubb Capital Trust
          II.
 *25.8    Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Bank One Trust Company, N.A., as
          Property Trustee for the Amended and Restated Trust
          Agreement of Chubb Capital Trust III.
 *25.9    Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Bank One Trust Company, N.A., as
          Guarantee Trustee for the Guarantee for Chubb Capital Trust
          III.

---------------

* To be filed by amendment or as an exhibit to a report on Form 8-K pursuant to
  Item 601 of Regulation S-K.

ITEM 17.  UNDERTAKINGS.

     (a) Rule 415 Offering.

     Each undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

     Each undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Acceleration of Effectiveness.

     Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) Equity Offerings of nonreporting registrants.

     Each undersigned registrant that is not a reporting company under the Securities Exchange Act of 1934 hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (e)  Qualification of Trust Indentures for Delayed Offerings.

     Each undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The Chubb Corporation (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Warren, State of New Jersey, on this 4th day of April, 2003.

                                          THE CHUBB CORPORATION

                                          By:      /s/ HENRY G. GULICK
                                            ------------------------------------
                                                      Henry G. Gulick
                                                Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                        *                             President, Chief Executive Officer    April 4, 2003
 ------------------------------------------------                and Director
                 John D. Finnegan                       (Principal Executive Officer)


                        *                                     Vice Chairman and             April 4, 2003
 ------------------------------------------------          Chief Financial Officer
                 Michael O'Reilly                       (Principal Financial Officer)


                        *                                 Senior Vice President and         April 4, 2003
 ------------------------------------------------          Chief Accounting Officer
                 Henry B. Schram                        (Principal Accounting Officer)


                        *                                          Director                 April 4, 2003
 ------------------------------------------------
                    Zoe Baird


                        *                                          Director                 April 4, 2003
 ------------------------------------------------
                   John C. Beck


                        *                                          Director                 April 4, 2003
 ------------------------------------------------
                 Sheila P. Burke


                        *                                          Director                 April 4, 2003
 ------------------------------------------------
                James I. Cash, Jr.


                        *                                   Chairman and Director           April 4, 2003
 ------------------------------------------------
                  Joel J. Cohen


                        *                                          Director                 April 4, 2003
 ------------------------------------------------
                James M. Cornelius

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----


                        *                                          Director                 April 4, 2003
 ------------------------------------------------
                  David H. Hoag


                        *                                          Director                 April 4, 2003
 ------------------------------------------------
                 Klaus J. Mangold


                        *                                          Director                 April 4, 2003
 ------------------------------------------------
                 Warren B. Rudman


                        *                                          Director                 April 4, 2003
 ------------------------------------------------
                 David G. Scholey


                        *                                          Director                 April 4, 2003
 ------------------------------------------------
                Raymond G.H. Seitz


                        *                                          Director                 April 4, 2003
 ------------------------------------------------
                Lawrence M. Small


                        *                                          Director                 April 4, 2003
 ------------------------------------------------
              Karen Hastie Williams


                        *                                          Director                 April 4, 2003
 ------------------------------------------------
                James M. Zimmerman


                        *                                          Director                 April 4, 2003
 ------------------------------------------------
                 Alfred W. Zollar


 By:               /s/ HENRY G. GULICK
        -----------------------------------------
            Henry G. Gulick, Attorney-in-Fact

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, Chubb Capital Trust I (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Warren, State of New Jersey, on this 4th day of April, 2003.

                                          CHUBB CAPITAL TRUST I

                                          By: THE CHUBB CORPORATION,
                                            as Depositor

                                          By:      /s/ HENRY G. GULICK
                                            ------------------------------------
                                            Name:  Henry G. Gulick
                                            Title:   Vice President and
                                              Secretary

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, Chubb Capital Trust II (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Warren, State of New Jersey, on this 4th day of April, 2003.

                                          CHUBB CAPITAL TRUST II

                                          By: THE CHUBB CORPORATION,
                                            as Depositor

                                          By:      /s/ HENRY G. GULICK
                                            ------------------------------------
                                            Name:  Henry G. Gulick
                                            Title:   Vice President and
                                              Secretary

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, Chubb Capital Trust III (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Warren, State of New Jersey on this 4th day of April, 2003.

                                          CHUBB CAPITAL TRUST III

                                          By: THE CHUBB CORPORATION,
                                            as Depositor

                                          By:      /s/ HENRY G. GULICK
                                            ------------------------------------
                                            Name:  Henry G. Gulick
                                            Title:   Vice President and
                                              Secretary